Exhibit 99.2
UNITED STATES DISTRICT COURT DISTRICT OF MASSACHUSETTS

UNITED STATES OF AMERICA
v.
RAYTHEON COMPANY,

Defendant.

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DEFERRED PROSECUTION AGREEMENT

Defendant Raytheon Company (the “Company”), pursuant to authority granted by the Company’s Board of Directors reflected in Attachment B, and the United States Department of Justice, Criminal Division, Fraud Section (the “Fraud Section”) and the United States Attorney’s Office for the District of Massachusetts (the “Office”), enter into this deferred prosecution agreement (the “Agreement”). RTX Corporation (“RTX”), which is not a defendant in this matter, also agrees, pursuant to the authority granted by RTX’s Board of Directors, to certain terms and obligations of the Agreement as described below. The terms and conditions of this Agreement are as follows:
Criminal Information and Acceptance of Responsibility

1.The Company acknowledges and agrees that the Fraud Section and the Office will file the attached two count criminal Information in the United States District Court for the District of Massachusetts charging the Company with Major Fraud Against the United States, in violation of 18 United States Code Section 1031.

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In so doing, the Company: (a) knowingly waives any right it may have to indictment on these charges, as well as all rights to a speedy trial pursuant to the Sixth Amendment to the United States Constitution, Title 18, United States Code, Section 3161, and Federal Rule of Criminal Procedure 48(b); (b) knowingly waives any objection with respect to venue to any charges by the United States arising out of the conduct described in the Statement of Facts attached hereto as Attachment A (“Statement of Facts”) and consents to the filing of the Information, as provided under the terms of this Agreement, in the United States District Court for the District of Massachusetts; and (c) agrees that the charges in the Information and any charges arising from the conduct described in the Statement of Facts are not time-barred by the applicable statute of limitations on the date of the signing of this Agreement. The Fraud Section and the Office agree to defer prosecution of the Company pursuant to the terms and conditions described below.
2.The Company admits, accepts, and acknowledges that it is responsible under United States law for the acts of its officers, directors, employees, and agents as charged in the Information, and as set forth in the Statement of Facts, and that the allegations described in the Information and the facts described in the Statement of Facts are true and accurate. The Company and RTX agree that, effective as of the date the Company signs this Agreement, in any prosecution that is deferred by this Agreement, the Company and RTX will not dispute the Statement of Facts set forth in this Agreement, and, in any such prosecution, the Statement of Facts shall be admissible as: (a) substantive evidence offered by the government in its case-in- chief and rebuttal case; (b) impeachment evidence offered by the government on cross- examination; and (c) evidence at any sentencing hearing or other hearing. In addition, in connection therewith, the Company and RTX agree not to assert any claim under the United

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States Constitution, Rule 410 of the Federal Rules of Evidence, Rule 11(f) of the Federal Rules of Criminal Procedure, Section 1B1.1(a) of the United States Sentencing Guidelines, or any other federal rule that the Statement of Facts should be suppressed or is otherwise inadmissible as evidence in any form.
Term of the Agreement

3.This Agreement is effective for a period beginning on the date on which the Information is filed and ending three years from the later of the date on which the Information is filed or the date on which the independent compliance monitor (the “Monitor”) is retained by the Company, as described in Paragraphs 14 through 17 below (the “Term”). The Company and RTX agree, however, that, in the event the Fraud Section and the Office determine, in their sole discretion, that the Company or RTX has knowingly violated any provision of this Agreement or has failed to completely perform or fulfill each of the Company’s or RTX’s obligations under this Agreement, an extension or extensions of the Term may be imposed by the Fraud Section and the Office, in their sole discretion, for up to a total additional time period of one year, without prejudice to the Fraud Section and the Office’s right to proceed as provided in Paragraphs 20 through 24 below. Any extension of the Agreement extends all terms of this Agreement, including the terms of the monitorship in Attachment D, for an equivalent period. Conversely, in the event the Fraud Section and the Office find, in their sole discretion, that there exists a change in circumstances sufficient to eliminate the need for the monitorship in Attachment D, and that the other provisions of this Agreement have been satisfied, the Agreement may be terminated early.

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Relevant Considerations

4.The Fraud Section and the Office enter into this Agreement based on the individual facts and circumstances presented by this case, including:
a.The nature and seriousness of the offense conduct, as described in the Statement of Facts, including two separate schemes between 2012 and 2018 to defraud the U.S. government in contract negotiations for Patriot Missile fire units and sustainment of a surveillance radar, fraudulently inflating the cost of those contracts and thereby causing over $111 million in pecuniary harm to the U.S. government;
b.The Company did not receive voluntary disclosure credit pursuant to the Criminal Division Corporate Enforcement and Voluntary Self-Disclosure Policy (“Criminal Division CEP”), or pursuant to the United States Sentencing Guidelines (“U.S.S.G.” or “Sentencing Guidelines”) § 8C2.5(g)(1), because it did not voluntarily and timely disclose to the Fraud Section and the Office the conduct described in the Statement of Facts;
c.The Company received credit for its cooperation with the Fraud Section and the Office’s investigation pursuant to U.S.S.G. § 8C2.5(g)(2) because it cooperated with their investigation and demonstrated recognition and affirmative acceptance of responsibility for its criminal conduct; the Company also received credit for its cooperation and remediation pursuant to the Criminal Division CEP. Such cooperation included, among other things (i) facilitating interviews with current and former employees; (ii) providing information obtained through its internal investigation, which allowed the government to preserve and obtain evidence as part of its own independent investigation; (iii) making detailed presentations to the Fraud Section and the Office; (iv) proactively identifying key documents in the voluminous materials collected and produced by the Company, (v) engaging experts to conduct financial analyses and (vi)

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demonstrating its willingness to disclose all relevant facts by analyzing whether the crime-fraud exception applied to certain potentially privileged documents and releasing the documents that it deemed fell within the exception. However, in the initial phases prior to March 2022, the Company’s cooperation was limited by unreasonably slow document productions;
d.The Company provided to the Fraud Section and the Office all relevant facts known to it, including information about the individuals involved in the conduct described in the attached Statement of Facts and conduct disclosed to the Fraud Section and the Office prior to the Agreement;
e.The Company also received credit pursuant to the Criminal Division CEP because it engaged in timely and appropriate remedial measures, including: (i) terminating employees who remained at the Company who were responsible for the misconduct; (ii) establishing a broad awareness campaign for the Truthful Cost or Pricing Data Act, formerly known as the Truth in Negotiations Act (“TINA”), 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508; (iii) developing and implementing policies, procedures, and controls relating to TINA compliance; and (iv) engaging additional resources with appropriate expertise to evaluate and test the new policies, procedures, and controls relating to TINA compliance;
f.The Company has enhanced and has committed to continuing to enhance its compliance program and internal controls, including ensuring that its compliance program satisfies the minimum elements set forth in Attachment C to this Agreement (“Corporate Compliance Program”);
g.Based on the state of the Company’s compliance program and the progress of its remediation, including the fact that the Company’s compliance program and internal controls have not been fully implemented or tested to demonstrate that they would prevent and detect similar

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misconduct in the future, the Fraud Section and the Office have determined that an independent compliance monitor (the “Monitor”) is necessary as set forth in Paragraphs 14 through 17 and Attachment D to this Agreement (“Independent Compliance Monitor”);
h.The Company does not have a prior history of criminal actions;
i.The Company has prior civil resolutions with authorities in the United States, including a consent agreement with the Department of State in 2013 concerning civil International Traffic in Arms Regulations (“ITAR”) and Arms Export Control Act violations, a civil settlement with the Environmental Protection Agency in 2007 concerning payments to clean up contamination sites, and a resolution with the Securities and Exchange Commission in 2006 concerning false and misleading disclosures and improper accounting practices;
j.The Company is resolving concurrently through a Deferred Prosecution Agreement a separate investigation by the Department’s Criminal and National Security Divisions and the
U.S. Attorney’s Office for the Eastern District of New York concerning Foreign Corrupt Practices Act and ITAR violations between in or around 2012 and in or around 2016;
k.The Company has agreed to resolve concurrently a separate investigation by the

U.S. Department of Justice, Civil Division, Fraud Section (“DOJ Civil”) and the Office relating, in part, to the conduct described in the Statement of Facts;
l.The Company has agreed to resolve concurrently an SEC investigation concerning the same Foreign Corrupt Practices Act matter being resolved with the Department’s Criminal Division and the U.S. Attorney’s Office for the Eastern District of New York;
m.The Company has agreed to continue to cooperate with the Fraud Section, the Office, and DOJ Civil in any ongoing investigation or prosecution as described in Paragraph 5 below;

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n.Accordingly, after considering (a) through (m) above, the Fraud Section and the Office believe that the appropriate resolution in this case is a Deferred Prosecution Agreement with the Company; a criminal monetary penalty of $146,787,972, which reflects a discount of 25 percent off the 10th percentile of the otherwise-applicable U.S. Sentencing Guidelines fine range; restitution of $111,203,009, which will be satisfied by payment of victim damages to DOJ Civil in a concurrent resolution; and the imposition of an independent compliance monitor, as set forth in Attachment D.
Ongoing Cooperation and Disclosure Requirements

5.The Company and RTX shall cooperate fully with the Fraud Section and the Office in any and all matters relating to the conduct described in this Agreement and the Statement of Facts and other conduct under investigation by the Fraud Section or the Office at any time during the Term until the later of the date upon which all investigations and prosecutions arising out of such conduct are concluded, or the end of the Term. At the request of the Fraud Section or the Office, the Company and RTX shall also cooperate fully with other domestic or foreign law enforcement and regulatory authorities and agencies in any investigation of RTX or the Company, its affiliates, or any of its present or former officers, directors, employees, agents, and consultants, or any other party, in any and all matters relating to the conduct described in this Agreement and the Statement of Facts and other conduct under investigation by the Fraud Section or the Office or any other component of the Department of Justice at any time during the Term. The Company and RTX’s cooperation pursuant to this Paragraph is subject to applicable law and regulations, as well as valid claims of attorney-client privilege or attorney work product doctrine; however, the Company and RTX must provide to the Fraud Section and the Office a log of any information or cooperation that is not provided

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based on an assertion of law, regulation, or privilege, and the Company and RTX bear the burden of establishing the validity of any such assertion. The Company and RTX agree that their cooperation pursuant to this paragraph shall include, but not be limited to, the following:
a.The Company and RTX represent that they have timely and truthfully disclosed all factual information with respect to their activities, those of their subsidiaries and affiliates, and those of its present and former directors, officers, employees, agents, and consultants relating to the conduct described in this Agreement and the Statement of Facts as well as any other conduct under investigation by the Fraud Section or the Office about which the Company and/or RTX have any knowledge. The Company and RTX further agree that they shall promptly and truthfully disclose all factual information with respect to their activities, those of their affiliates, and those of their present and former directors, officers, employees, agents, and consultants about which the Company and/or RTX shall gain any knowledge or about which the Fraud Section or the Office may inquire. This obligation of truthful disclosure includes, but is not limited to, the obligation of the Company and RTX to provide to the Fraud Section and the Office, upon request, any document, record or other tangible evidence about which the Fraud Section or the Office may inquire of the Company and RTX including evidence that is responsive to any requests made prior to the execution of this Agreement.
b.Upon request of the Fraud Section and the Office, the Company and RTX shall designate knowledgeable employees, agents or attorneys to provide to the Fraud Section and the Office the information and materials described in Paragraph 5(a) above on behalf of the Company and RTX. It is further understood that the Company and RTX must at all times provide complete, truthful, and accurate information.

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c.The Company and RTX shall use their best efforts to make available for interviews or testimony, as requested by the Fraud Section and the Office, present or former officers, directors, employees, agents and consultants of the Company and RTX. This obligation includes, but is not limited to, sworn testimony before a federal grand jury or in federal trials, as well as interviews with domestic or foreign law enforcement and regulatory authorities. Cooperation under this Paragraph shall include identification of witnesses who, to the knowledge of the Company and RTX, may have material information regarding the matters under investigation.
d.With respect to any information, testimony, documents, records or other tangible evidence provided to the Fraud Section and the Office pursuant to this Agreement, the Company and RTX consent to any and all disclosures, subject to applicable laws and regulations, to other governmental authorities, including United States authorities and those of a foreign government of such materials as the Fraud Section and the Office, in their sole discretion, shall deem appropriate.
6.In addition to the obligations in Paragraph 5, during the Term, should the Company or RTX learn of any evidence or allegation of a violation of U.S. anti-fraud laws or the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508 relating to the Company, then the Company or RTX shall promptly report such evidence or allegation to the Fraud Section and the Office.
Payment of Monetary Penalty

7.The Fraud Section, the Office, and the Company agree that application of the United States Sentencing Guidelines (“USSG” or “Sentencing Guidelines”) to determine the applicable fine range yields the following analysis:

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a.The 2023 USSG are applicable to this matter.

b.Offense Level. Based upon USSG § 2B1.1, the total offense level is 32. Calculated as follows:

(a)	Base Offense Level	6

(b)(2)	Loss Amount Greater than $65,000,000	+24

(b)(10)	Sophisticated Means	+2

TOTAL		32

c.Base Fine. Based upon USSG § 8C2.4(a)(3), the base fine is
$111,203,009

d.Culpability Score. Based upon USSG § 8C2.5, the culpability score is 8, calculated as follows:

(a)	Base Culpability Score	5

(b)(1)	the unit of the organization within which the offense was committed had 5,000 or more employees and tolerance of the offense by substantial authority personnel was pervasive throughout such unit	+5

(g)(2)	The organization fully cooperated in the investigation and clearly demonstrated recognition and affirmative acceptance of responsibility for its criminal conduct	-2

TOTAL		8

Calculation of Fine Range:

Base Fine	$111,203,009

Multipliers	1.6 (min)/ 3.2 (max)

Fine Range	$177,924,814 / $355,849,629

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8.The Fraud Section, the Office, and the Company agree, based on the application of the Sentencing Guidelines, that the appropriate criminal penalty is $146,787,972. This reflects a 25% discount off the 10th percentile of the Sentencing Guidelines fine range.
9.The Company agrees to pay a monetary penalty in the amount of $146,787,972 to the United States Treasury no later than ten business days after the Agreement is fully executed. The Company, the Fraud Section, and the Office agree that this penalty is appropriate given the facts and circumstances of this case, including the Relevant Considerations described in Paragraph 4 of this Agreement. The $146,787,972 penalty is final and shall not be refunded. Furthermore, nothing in this Agreement shall be deemed an agreement by the Fraud Section and the Office that $146,787,972 is the maximum penalty that may be imposed in any future prosecution, and the Fraud Section and the Office are not precluded from arguing in any future prosecution that the Court should impose a higher fine, although the Fraud Section and the Office agree that under those circumstances, they will recommend to the Court that any amount paid under this Agreement should be offset against any fine the Court imposes as part of a future judgment. The Company and RTX acknowledge that no tax deduction may be sought in connection with the payment of any part of this $146,787,972 penalty. The Company and RTX shall not seek or accept directly or indirectly reimbursement or indemnification from any source with regard to the penalty or disgorgement amounts that the Company pays pursuant to this Agreement, or any other agreement entered into with an enforcement authority or regulator concerning the facts set forth in the Statement of Facts.
Payment of U.S. Department of Defense Compensation Amount
10.The Company and RTX agree to pay a total amount of $111,203,009 in compensation to the U.S. Department of Defense (“DOD Compensation Amount”). The DOD

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Compensation Amount shall be offset by any payments made by the Company and RTX to the Department of Justice, Civil Division, Fraud Section as set forth in paragraph 4(n) above, for the conduct described in the Statement of Facts toward reducing the Company’s and RTX’s obligations to pay restitution under this Agreement. The Company and RTX shall pay any remaining amounts due under the DOD Compensation Amount to the U.S. Department of Defense by the end of the Term and shall provide documentation to the Fraud Section and the Office evidencing the amounts paid.
Conditional Release from Liability
11.Subject to Paragraphs 20 through 24, the Fraud Section and the Office agree, except as provided in this Agreement, that they will not bring any criminal or civil case against the Company, RTX, or any of their subsidiaries and affiliates relating to any of the conduct described in the Statement of Facts or the criminal Information filed pursuant to this Agreement. The Fraud Section and the Office, however, may use any information related to the conduct described in the Statement of Facts against the Company, RTX, or any of their subsidiaries and affiliates: (a) in a prosecution for perjury or obstruction of justice; (b) in a prosecution for making a false statement; (c) in a prosecution or other proceeding relating to any crime of violence; or (d) in a prosecution or other proceeding relating to a violation of any provision of Title 26 of the United States Code.
a.This Agreement does not provide any protection against prosecution for any future conduct by the Company, RTX, or any of their subsidiaries or affiliates.
b.In addition, this Agreement does not provide any protection against prosecution of any individuals, regardless of their affiliation with the Company, RTX, or any of their subsidiaries or affiliates.

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Corporate Compliance Program

12.The Company and RTX represent that they have implemented and will continue to implement a compliance and ethics program at the Company designed to prevent and detect violations of the U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508 throughout the Company’s operations, including those of its affiliates, agents, and joint ventures, and those of its contractors and subcontractors whose responsibilities include interacting with government officials, including, but not limited to, the minimum elements set forth in Attachment C. On the date the Term expires, the Company, by its President and Chief Compliance Officer, and RTX, by its Chief Executive Officer and Chief Compliance Officer, will certify to the Fraud Section and the Office, in the form of executing the document attached as Attachment F to this Agreement, that the Company has met its compliance obligations pursuant to this Agreement. This certification will be deemed a material statement and representation by the Company and RTX to the executive branch of the United States for purposes of 18 U.S.C. § 1001, and it will be deemed to have been made in the judicial district in which this Agreement is filed.
13.In order to address any deficiencies in its internal controls, policies, and procedures, the Company and RTX represent that they have undertaken, and will continue to undertake in the future, in a manner consistent with all of their obligations under this Agreement, a review of the Company’s existing internal controls, policies, and procedures regarding compliance with the U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508. Where necessary and appropriate, the Company and RTX agree to adopt a new compliance program at the Company, or to modify its existing one, including internal controls, compliance policies, and procedures in

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order to ensure that the Company maintains a rigorous compliance program that incorporates relevant internal controls, as well as policies and procedures designed to effectively detect and deter violations of the U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508. The compliance program, including the internal controls system will include, but not be limited to, the minimum elements set forth in Attachment C. In assessing the Company’s compliance program, the Fraud Section and the Office, in their sole discretion, may consider the Monitor’s certification decision.
Independent Compliance Monitor

14.Promptly after the Fraud Section and the Office’s selection pursuant to Paragraph 16 below, the Company agrees to retain a Monitor for the term specified in Paragraph 17. The Monitor’s duties and authority, and the obligations of the Company and RTX with respect to the Monitor and the Fraud Section and the Office, are set forth in Attachment D, which is incorporated by reference into this Agreement. Within twenty (20) business days after the date of execution of this Agreement, the Company shall submit a written proposal identifying the monitor candidates, and, at a minimum, providing the following:
a.a description of each candidate’s qualifications and credentials in support of the evaluative considerations and factors listed below;
b.a written certification by the Company and RTX that they will not employ or be affiliated with the monitor for a period of not less than three years from the date of the termination of the monitorship;
c.a written certification by each of the candidates that he/she is not a current or recent (i.e., within the prior two years) employee, agent, or representative of the Company or

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RTX and holds no interest in, and has no relationship with, the Company, RTX, their subsidiaries, affiliates, or related entities, or their employees, officers, or directors;
d.a written certification by each of the candidates that he/she has notified any clients that the candidate represents in a matter involving the Criminal Division, Fraud Section or the U.S. Attorney’s Office for the District of Massachusetts (or any other Department component handling the monitor selection process), and that the candidate has either obtained a waiver from those clients or has withdrawn as counsel in the other matter(s); and
e.A statement identifying the monitor candidate that is the Company’s first, second, and third choice to serve as the monitor.
15.The Monitor candidates or their team members shall have, at a minimum, the following qualifications:
a.demonstrated expertise with respect to U.S. anti-fraud laws, government contracting, and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, including experience counseling on these issues;
b.experience designing and/or reviewing corporate compliance policies, procedures and internal controls;
c.the ability to access and deploy resources as necessary to discharge the Monitor’s duties as described in the Agreement; and
d.sufficient independence from the Company to ensure effective and impartial performance of the Monitor’s duties as described in the Agreement.
16.The Fraud Section and the Office retain the right, in their sole discretion, to choose the Monitor from among the candidates proposed by the Company though the Company may express its preference(s) among the candidates. Monitor selections shall be made in

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keeping with the Department’s commitment to diversity and inclusion. If the Fraud Section and the Office determine, in their sole discretion, that any of the candidates are not, in fact, qualified to serve as the Monitor, or if the Fraud Section and the Office, in their sole discretion, are not satisfied with the candidates proposed, the Fraud Section and the Office reserve the right to request that the Company nominate additional candidates. In the event the Fraud Section and the Office reject any proposed Monitors, the Company shall propose additional candidates within twenty (20) business days after receiving notice of the rejection so that three qualified candidates are proposed. This process shall continue until a Monitor acceptable to both parties is chosen. The Fraud Section, the Office, and the Company will use their best efforts to complete the selection process within sixty (60) calendar days of the execution of this Agreement. The Fraud Section and the Office retain the right to determine that the Monitor should be removed if, in the Fraud Section and the Office’s sole discretion, the Monitor fails to conduct the monitorship effectively, fails to comply with this Agreement, or no longer meets the qualifications outlined in Paragraph 15 above. If the Monitor resigns, is removed, or is otherwise unable to fulfill his or her obligations as set out herein and in Attachment D, the Company shall within twenty (20) business days recommend a pool of three qualified Monitor candidates from which the Fraud Section and the Office will choose a replacement, following the process outlined above.
17.The Monitor’s term shall be three years from the date on which the Monitor is retained by the Company, subject to extension or early termination as described in Paragraph 3. The Monitor’s powers, duties, and responsibilities, as well as additional circumstances that may support an extension of the Monitor’s term, are set forth in Attachment D. The Company and RTX agree that they will not employ or be affiliated with the Monitor or the Monitor’s firm for a period of not less than three years from the date on which the Monitor’s term expires. Nor will

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the Company or RTX discuss with the Monitor or the Monitor’s firm the possibility of further employment or affiliation during the Monitor’s term. Upon agreement by the parties, this prohibition will not apply to other monitorship responsibilities that the Monitor or the Monitor’s firm may undertake in connection with resolutions with foreign or other domestic authorities.
Deferred Prosecution
18.In consideration of the undertakings agreed to by the Company and RTX herein, the Fraud Section and the Office agree that any prosecution of the Company for the conduct set forth in the Statement of Facts be and hereby is deferred for the Term. To the extent there is conduct disclosed by the Company or RTX that is not set forth in the Statement of Facts, such conduct will not be exempt from further prosecution and is not within the scope of or relevant to this Agreement.
19.The Fraud Section and the Office further agree that if the Company and RTX fully comply with all of their obligations under this Agreement, the Fraud Section and the Office will not continue the criminal prosecution against the Company described in Paragraph 1 and, at the conclusion of the Term, this Agreement shall expire. Within six months after the Agreement’s expiration, the Fraud Section and the Office shall seek dismissal with prejudice of the criminal Information filed against the Company described in Paragraph 1, and agree not to file charges in the future against the Company or RTX based on the conduct described in this Agreement and the Statement of Facts. If, however, the Fraud Section and the Office determine during this six-month period that the Company or RTX breached the Agreement during the Term, as described in Paragraphs 20 through 24, the Fraud Section and the Office’s ability to extend the Term, as described in Paragraph 3, or to pursue other remedies, including those described in Paragraphs 20 to 24 remains in full effect.

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Breach of the Agreement

20.If, during the Term, (a) the Company commits any felony under U.S. federal law;

(b) the Company or RTX provides in connection with this Agreement deliberately false, incomplete, or misleading information, including in connection with its disclosure of information about individual culpability; (c) the Company or RTX fails to cooperate as set forth in Paragraphs 5 and 6 of this Agreement; (d) the Company and RTX fail to implement a compliance program as set forth in Paragraphs 12 and 13 of this Agreement and Attachment C; (e) the Company commits any acts that, had they occurred within the jurisdictional reach of the U.S. fraud laws, would be a violation of the U.S. fraud laws; or (f) the Company or RTX otherwise fails to completely perform or fulfill each of the Company’s or RTX’s obligations under the Agreement, regardless of whether the Fraud Section and the Office become aware of such a breach after the Term is complete, the Company or RTX shall thereafter be subject to prosecution for any federal criminal violation of which the Fraud Section and the Office have knowledge, including, but not limited to, the charges in the Information described in Paragraph 1, which may be pursued by the Fraud Section and the Office in the U.S. District Court for the District of Massachusetts or any other appropriate venue. Determination of whether the Company or RTX has breached the Agreement and whether to pursue prosecution of the Company shall be in the Fraud Section and the Office’s sole discretion. Any such prosecution may be premised on information provided by the Company or RTX or the personnel of any of the foregoing. Any such prosecution relating to the conduct described in the Statement of Facts or relating to conduct known to the Fraud Section and the Office prior to the date on which this Agreement was signed that is not time-barred by the applicable statute of limitations on the date of the signing of this Agreement may be commenced against the Company or RTX

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notwithstanding the expiration of the statute of limitations, between the signing of this Agreement and the expiration of the Term plus one year. Thus, by signing this Agreement, the Company and RTX agree that the statute of limitations with respect to any such prosecution that is not time-barred on the date of the signing of this Agreement shall be tolled for the Term plus one year. In addition, the Company and RTX agree that the statute of limitations as to any violation of federal law that occurs during the Term will be tolled from the date upon which the violation occurs until the earlier of the date upon which the Fraud Section and the Office is made aware of the violation or the duration of the Term plus five years, and that this period shall be excluded from any calculation of time for purposes of the application of the statute of limitations.
21.In the event the Fraud Section and the Office determine that the Company or RTX has breached this Agreement, the Fraud Section and the Office agree to provide the Company and RTX with written notice of such breach prior to instituting any prosecution resulting from such breach. Within thirty days of receipt of such notice, the Company and RTX shall have the opportunity to respond to the Fraud Section and the Office in writing to explain the nature and circumstances of such breach, as well as the actions the Company and RTX have taken to address and remediate the situation, which explanation the Fraud Section and the Office shall consider in determining whether to pursue prosecution of the Company or RTX.
22.In the event that the Fraud Section and the Office determine that the Company or RTX has breached this Agreement: (a) all statements made by or on behalf of the Company, RTX, and their subsidiaries and affiliates, to the Fraud Section and the Office or to the Court, including the Statement of Facts, and any testimony given by the Company or RTX before a grand jury, a court, or any tribunal, or at any legislative hearings, whether prior or subsequent to this Agreement, and any leads derived from such statements or testimony, shall be admissible in

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evidence in any and all criminal proceedings brought by the Fraud Section and the Office against the Company, RTX, or their subsidiaries and affiliates; and (b) the Company, RTX, or their subsidiaries and affiliates shall not assert any claim under the United States Constitution, Rule 11(f) of the Federal Rules of Criminal Procedure, Rule 410 of the Federal Rules of Evidence, or any other federal rule that any such statements or testimony made by or on behalf of the Company or RTX prior or subsequent to this Agreement, or any leads derived therefrom, should be suppressed or are otherwise inadmissible. The decision whether conduct or statements of any current director, officer or employee, or any person acting on behalf of, or at the direction of, the Company, RTX, or their subsidiaries or affiliates, will be imputed to the Company, RTX, or their subsidiaries or affiliates for the purpose of determining whether the Company, RTX, or their subsidiaries or affiliates have violated any provision of this Agreement shall be in the sole discretion of the Fraud Section and the Office
23.The Company and RTX acknowledge that the Fraud Section and the Office have made no representations, assurances, or promises concerning what sentence may be imposed by the Court if the Company or RTX breaches this Agreement, and this matter proceeds to judgment. The Company and RTX further acknowledge that any such sentence is solely within the discretion of the Court and that nothing in this Agreement binds or restricts the Court in the exercise of such discretion.
24.On the date that the period of deferred prosecution specified in this Agreement expires, the Company, by the President of the Company and the Chief Financial Officer of the Company, will certify to the Fraud Section and the Office in the form of executing the document attached as Attachment E to this Agreement that the Company has met its disclosure obligations pursuant to Paragraph 6 of this Agreement. Each certification will be deemed a material

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statement and representation by the Company to the executive branch of the United States for purposes of 18 U.S.C. §§ 1001 and 1519, and it will be deemed to have been made in the judicial district in which this Agreement is filed.
Sale, Merger, or Other Change in Corporate Form of Company
25.Except as may otherwise be agreed by the parties in connection with a particular transaction, the Company and RTX agree that in the event that, during the Term, they undertake any change in corporate form, including if they sell, merge, or transfer business operations that are material to the Company’s consolidated operations, or to the operations of any subsidiaries or affiliates of the Company or RTX involved in the conduct described in the Statement of Facts, as they exist as of the date of this Agreement, whether such sale is structured as a sale, asset sale, merger, transfer, or other change in corporate form, it shall include in any contract for sale, merger, transfer, or other change in corporate form a provision binding the purchaser, or any successor in interest thereto, to the obligations described in this Agreement. The purchaser or successor in interest must also agree in writing that the Fraud Section and the Office’s ability to determine a breach under this Agreement is applicable in full force to that entity. The Company and RTX agree that the failure to include these provisions in the transaction will make any such transaction null and void. The Company and RTX shall provide notice to the Fraud Section and the Office at least thirty (30) days prior to undertaking any such sale, merger, transfer, or other change in corporate form. The Offices shall notify the Company and RTX prior to such transaction (or series of transactions) if they determine that the transaction or transactions will have the effect of circumventing or frustrating the enforcement purposes of this Agreement. If at any time during the Term the Company or RTX engages in a transaction (or series of transactions) that has the effect of circumventing or frustrating the enforcement purposes of this

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Agreement, the Fraud Section and the Office may deem it a breach of this Agreement pursuant to Paragraphs 20 through 24 of this Agreement. Nothing herein shall restrict the Company or RTX from indemnifying (or otherwise holding harmless) the purchaser or successor in interest for penalties or other costs arising from any conduct that may have occurred prior to the date of the transaction, so long as such indemnification does not have the effect of circumventing or frustrating the enforcement purposes of this Agreement, as determined by the Fraud Section and the Office.
Public Statements
26.The Company and RTX expressly agree that they shall not, through present or future attorneys, officers, directors, employees, agents or any other person authorized to speak for the Company or RTX make any public statement, in litigation or otherwise, contradicting the acceptance of responsibility by the Company set forth above or the facts described in the Statement of Facts. Any such contradictory statement shall, subject to cure rights of the Company and RTX described below, constitute a breach of this Agreement, and the Company thereafter shall be subject to prosecution as set forth in Paragraphs 20 through 24 of this Agreement. The decision whether any public statement by any such person contradicting a fact contained in the Statement of Facts will be imputed to the Company and RTX for the purpose of determining whether they have breached this Agreement shall be at the sole discretion of the Fraud Section and the Office. If the Fraud Section and the Office determines that a public statement by any such person contradicts in whole or in part a statement contained in the Statement of Facts, the Fraud Section and the Office shall so notify the Company and RTX, and the Company and RTX may avoid a breach of this Agreement by publicly repudiating such statement(s) within five business days after notification. The Company and RTX shall be

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permitted to raise defenses and to assert affirmative claims in other proceedings relating to the matters set forth in the Statement of Facts provided that such defenses and claims do not contradict, in whole or in part, a statement contained in the Statement of Facts. This Paragraph does not apply to any statement made by any present or former officer, director, employee, or agent of the Company or RTX in the course of any criminal, regulatory, or civil case initiated against such individual, unless such individual is speaking on behalf of the Company or RTX.
27.The Company and RTX agree that if they, or any of their direct or indirect subsidiaries or affiliates issues a press release or holds any press conference in connection with this Agreement, the Company and RTX shall first consult with the Fraud Section and the Office to determine (a) whether the text of the release or proposed statements at the press conference are true and accurate with respect to matters between the Fraud Section, the Office, and the Company and RTX; and (b) whether the Fraud Section and the Office have any objection to the release.
28.The Fraud Section and the Office agree, if requested to do so, to bring to the attention of law enforcement and regulatory authorities the facts and circumstances relating to the nature of the conduct underlying this Agreement, including the nature and quality of the Company’s and RTX’s cooperation and remediation. By agreeing to provide this information to such authorities, the Fraud Section and the Office are not agreeing to advocate on behalf of the Company or RTX, but rather are agreeing to provide facts to be evaluated independently by such authorities.
Limitations on Binding Effect of Agreement
29.This Agreement is binding on the Company and RTX and the Fraud Section and the Office but specifically does not bind any other component of the Department of Justice, other

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federal agencies, or any state, local or foreign law enforcement or regulatory agencies, or any other authorities, although the Fraud Section and the Office will bring the cooperation of the Company and RTX and their compliance with their other obligations under this Agreement to the attention of such agencies and authorities if requested to do so by the Company and RTX. If the court refuses to grant exclusion of time under the Speedy Trial Act, 18 U.S.C. § 3161(h)(2), all the provisions of this Agreement shall be deemed null and void, and the Term shall be deemed to have not begun, except that the statute of limitations for any prosecution relating to the conduct described in the Statement of Facts shall be tolled from the date on which this Agreement is signed until the date the Court refuses to grant the exclusion of time plus six months, and except for the provisions contained within Paragraph 2 of this Agreement.
Notice

30.Any notice to the Fraud Section and the Office under this Agreement shall be given by electronic mail and/or personal delivery, overnight delivery by a recognized delivery service, or registered or certified mail, addressed to Deputy Chief, MIMF Unit, Fraud Section, Criminal Division, U.S. Department of Justice, 1400 New York Avenue NW, Washington, DC 20005 and Chief, Securities Financial and Cyber Fraud Unit, United States Attorney’s Office for the District of Massachusetts, John Joseph Moakley United States Federal Courthouse, 1 Courthouse Way, Suite 9200, Boston, MA 02210. Any notice to the Company and RTX under this Agreement shall be given by personal delivery, overnight delivery by a recognized delivery service, or registered or certified mail, with copies by electronic mail, addressed to [ADDRESS OF REPRESENTATIVES]. Notice shall be effective upon actual receipt by the Fraud Section and the Office or the Company and RTX.

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Complete Agreement

31.This Agreement, including its attachments, sets forth all the terms of the agreement between the Company and RTX and the Fraud Section and the Office. No amendments, modifications or additions to this Agreement shall be valid unless they are in writing and signed by the Fraud Section, the Office, the attorneys for the Company and RTX and a duly authorized representative of the Company and RTX.

AGREED:

FOR RAYTHEON COMPANY:

Date:	10/09/2024	By:	/s/ CHRISTOPHER MCDAVID
CHRISTOPHER MCDAVID
Vice President, General Counsel, and Secretary
Raytheon Company

Date:	10/09/2024	By:	/s/ THOMAS HANUSIK
THOMAS HANUSIK
TIFFANY WYNN
RINA GASHAW
ALLISON FLEMING
Crowell & Moring LLP

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AGREED:

FOR RTX CORPORATION:

Date:	10/09/2024	By:	/s/ RAMSARAN MAHARAJH
RAMSARAN MAHARAJH
Executive Vice President and General Counsel
RTX Corporation

Date:	10/09/2024	By:	/s/ THOMAS HANUSIK
THOMAS HANUSIK
TIFFANY WYNN
RINA GASHAW
ALLISON FLEMING
Crowell & Moring LLP

FOR THE DEPARTMENT OF JUSTICE, CRIMINAL DIVISION, FRAUD SECTION:

GLENN S. LEON
Chief, Fraud Section Criminal Division
United States Department of Justice

Date:	10/16/2024	By:	/s/ LAURA CONNELLY
LAURA CONNELLY
TAMARA LIVSHIZ
Trial Attorneys

FOR THE U.S. ATTORNEY'S OFFICE, DISTRICT OF MASSACHUSETTS

JOSHUA S. LEVY
Acting United States Attorney District of Massachusetts

Date:	10/16/2024	By:	/s/ BRIAN LAMACCHIA
BRIAN LAMACCHIA
BENJAMIN SALTZMAN
Assistant United States Attorneys

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COMPANY OFFICER'S CERTIFICATE FOR RAYTHEON COMPANY

I have read this Agreement and carefully reviewed every part of it with outside counsel for Raytheon Company (the "Company"). I understand the terms of this Agreement and voluntarily agree, on behalf of the Company, to each of its terms. Before signing this Agreement, I consulted outside counsel for the Company. Counsel fully advised me of the rights of the Company, of possible defenses, of the Sentencing Guidelines' provisions, and of the consequences of entering into this Agreement.
I have carefully reviewed the terms of this Agreement with the Board of Directors of the
Company. I have advised and caused outside counsel for the Company to advise the Board of Directors fully of the rights of the Company, of possible defenses, of the Sentencing Guidelines' provisions, and of the consequences of entering into the Agreement.
No promises or inducements have been made other than those contained in this Agreement. Furthermore, no one has threatened or forced me, or to my knowledge any person authorizing this Agreement on behalf of the Company, in any way to enter into this Agreement. I am also satisfied with outside counsel's representation in this matter. I certify that I am the Vice President, General Counsel, and Secretary for the Company and that I have been duly authorized by the Company to execute this Agreement on behalf of the Company.

Date:	10/09/2024

Raytheon Company

		By:	/s/ CHRISTOPHER MCDAVID
CHRISTOPHER MCDAVID
Vice President, General Counsel, and Secretary

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COMPANY OFFICER'S CERTIFICATE FOR RTX CORPORATION

I have read this Agreement and carefully reviewed every part of it with outside counsel for RTX Corporation ("RTX"). I understand the terms of this Agreement and voluntarily agree. on behalf of RTX, to each of its terms. Before signing this Agreement, I consulted outside counsel for RTX. Counsel fully advised me of the rights of RTX, of possible defenses. of the Sentencing Guidelines· provisions, and of the consequences of entering into this Agreement.
I have carefully reviewed the terms of this Agreement with the Board of Directors of RTX. I have advised and caused outside counsel for RTX to advise the Board of Directors fully of the rights of RTX, of possible defenses, of the Sentencing Guidelines· provisions, and of the consequences of entering into the Agreement.
No promises or inducements have been made other than those contained in this Agreement. Furthermore, no one has threatened or forced me, or to my knowledge any person authorizing this Agreement on behalf of RTX, in any way to enter into this Agreement. I am also satisfied with outside counsel's representation in this matter. I certify that I am the Executive Vice President and General Counsel for RTX and that I have been duly authorized by RTX to execute this Agreement on behalf of RTX.

Date:	10/09/2024

RTX Corporation

		By:	/s/ RAMSARAN MAHARAJH
RAMSARAN MAHARAJH
Executive Vice President and General Counsel

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CERTIFICATE OF COUNSEL FOR RAYTHEON COMPANY

I am counsel for Raytheon Company (the "Company") in the matter covered by this Agreement. In connection with such representation, I have examined relevant Company documents and have discussed the terms of this Agreement with the Company Board of Directors. Based on our review of the foregoing materials and discussions, I am of the opinion that the representative of the Company has been duly authorized to enter into this Agreement on behalf of the Company and that this Agreement has been duly and validly authorized, executed, and delivered on behalf of the Company and is a valid and binding obligation of the Company. Further, I have carefully reviewed the terms of this Agreement with the Board of Directors and the Vice President, General Counsel, and Secretary of the Company. I have fully advised them of the rights of the Company, of possible defenses, of the Sentencing Guidelines' provisions and of the consequences of entering into this Agreement. To my knowledge, the decision of the Company to enter into this Agreement, based on the authorization of the Board of Directors, is an informed and voluntary one.

Date:	10/09/2024

		By:	/s/ THOMAS HANUSIK
THOMAS HANUSIK
CROWELL & MORING, LLP
Counsel for Raytheon Company

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CERTIFICATE OF COUNSEL FOR RTX CORPORATION

I am counsel for RTX Corporation ("RTX") in the matter covered by this Agreement. In connection with such representation, I have examined relevant RTX documents and have discussed the terms of this Agreement with the RTX Board of Directors. Based on our review of the foregoing materials and discussions, I am of the opinion that the representative of RTX has been duly authorized to enter into this Agreement on behalf of RTX and that this Agreement has been duly and validly authorized, executed, and delivered on behalf of RTX and is a valid and binding obligation of RTX. Further, I have carefully reviewed the terms of this Agreement with the Board of Directors and the Executive Vice President and General Counsel of RTX. I have fully advised them of the rights of RTX, of possible defenses, of the Sentencing Guidelines' provisions and of the consequences of entering into this Agreement. To my knowledge, the decision of RTX to enter into this Agreement, based on the authorization of the Board of Directors, is an informed and voluntary one.

Date:	10/09/2024

		By:	/s/ THOMAS HANUSIK
THOMAS HANUSIK
CROWELL & MORING, LLP
Counsel for RTX Corporation

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ATTACHMENT A
STATEMENT OF FACTS
The following Statement of Facts is incorporated by reference as part of the Deferred Prosecution Agreement (the “Agreement”) between the United States Department of Justice, Criminal Division, Fraud Section, the United States Attorney’s Office for the District of Massachusetts (together “the Offices”), and Raytheon Company (“Raytheon” or the “Company”). Raytheon hereby agrees and stipulates that the following information is true and accurate. Raytheon admits, accepts, and acknowledges that it is responsible for the acts of its officers, directors, employees, and agents as set forth below. Should the Offices pursue the prosecution that is deferred by this Agreement, Raytheon agrees that it will neither contest the admissibility of, nor contradict, this Statement of Facts in any such proceeding. The following facts establish beyond a reasonable doubt the charges set forth in the criminal Information attached to this Agreement.
Relevant Entities and Individuals
1.The Company is a subsidiary of RTX Corporation (“RTX”), a defense contractor. Both Raytheon and RTX are headquartered in Arlington, Virginia. RTX, formerly known as Raytheon Technologies Corporation, is publicly traded on the New York Stock Exchange. RTX is the result of a 2020 merger between Raytheon Company and United Technologies Corporation.
2.The Company was headquartered in Waltham, Massachusetts, before the merger with United Technologies. The conduct described herein occurred at Raytheon Company prior to the merger with United Technologies.

3.“Raytheon Employee 1,” an individual whose identity is known to the Offices and the Company, was a Contracts Manager who negotiated and oversaw the contract administration on a contract between the U.S. Army and Raytheon known as “3-Lot” (described further below).
4.“Raytheon Employee 2,” an individual whose identity is known to the Offices and the Company, was a Contracts Director who negotiated and oversaw the contract administration on 3-Lot and supervised Raytheon Employee 1.
5.“Raytheon Employee 3,” an individual whose identity is known to the Offices and the Company, was a Vice President of Contracts who supervised Raytheon Employees 1 and 2.
6.“Raytheon Employee 4,” an individual whose identity is known to the Offices and the Company, was a Program Manager who had managerial and negotiation responsibilities for a contract awarded to Raytheon by the U.S. Air Force, known as “Follow-on Support 2” or “FOS2” (described further below).
7.“Raytheon Employee 5,” an individual whose identity is known to the Offices and the Company, was a Senior Director who supervised Raytheon Employee 4.
The 3-Lot and FOS2 Foreign Military Sales Contracts
8.As described below, between at least 2013 and at least 2018, Raytheon, through its employees, engaged in schemes to defraud the United States in connection with two foreign military sales (“FMS”) contracts that the U.S. Department of Defense awarded to Raytheon for the benefit of Partner-1. Through the FMS program, the United States may use the Department of Defense’s acquisition system to procure defense articles and services on behalf of international partners.
9.In 2013, the U.S. Army awarded Raytheon an FMS contract valued at approximately $600 million (contract number XXXXXX-XX-X-0069), pursuant to which

Raytheon sold three PATRIOT1 missile fire units to the U.S. Army for the benefit of Partner-1 (the “3-Lot” Contract).
10.In 2017, the U.S. Air Force awarded Raytheon an FMS contract valued at approximately $300 million (contract number XXXXX X -XX-X-0002) known as FOS2 pursuant to which Raytheon provided upgrade and sustainment services for the Partner-1 Surveillance Radar Program (“SRP”), a radar system for the benefit of Partner-1.
11. 3-Lot and FOS2 (hereinafter, the “Contracts”) were sole source, firm fixed price contracts. Sole source contracts are not open to competitive bidding—they involve a single contractor. In a firm fixed price contract, a contractor and the United States agree to a total, up- front cost that is not subject to any future cost adjustments that are based on the contractor’s actual expenses during contract performance. Accordingly, in a firm fixed price contract, if a contractor performs the contract at a greater cost than originally awarded, the contractor bears the additional costs and makes less profit. Alternatively, if the contractor performs the contract at a lower cost than originally awarded, the contractor collects the cost-savings and makes a larger profit.
12.In order to create informational parity between the United States and federal contractors, the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701- 3708; 41 U.S.C. §§ 3501-3508, requires contractors bidding sole source contracts to certify the accuracy and completeness of cost and pricing data provided to the United States during contract negotiations. These certifications are known as “TINA Certificates.” In the absence of a

1 PATRIOT is an acronym for Phased Array Tracking Radar to Intercept On Target. Raytheon is the sole manufacturer of the PATRIOT, which is a surface-to-air missile system used by the U.S. Army and international partners through the United States’s FMS program.

competitive bidding process, the United States relies on truthful cost and pricing data submitted with a TINA Certificate to negotiate a fair price with contractors.
Overview of the Schemes to Defraud
13.From 2012 through 2013, and again from 2017 through 2018, Raytheon, through its employees, knowingly and with the intent to defraud, made false and material misrepresentations about the cost of the Contracts in its proposals and negotiations with the United States. Raytheon engaged in these schemes to defraud in order to convince the United States to award the Contracts at an inflated price, thereby increasing Raytheon’s profits.
The 3-Lot Contract Scheme

14.Beginning in or around 2009, Raytheon began discussing an FMS contract with the U.S. Army to provide seven PATRIOT missile fire units for the benefit of Partner-1. In the course of negotiations, the U.S. Army decided to award two separate contracts, the first for four fire units (the “4-Lot” Contract), and then the 3-Lot Contract for three fire units.
15.In or around 2009, Raytheon began performance on the 4-Lot Contract pursuant to an Undefinitized Contract Action (“UCA”), meaning that Raytheon began execution without arriving at a contract price, understanding that it would eventually arrive at price agreement with the United States. In or around 2011, the U.S. Army agreed to pay $679,819,000 for Raytheon to perform the 4-Lot Contract.
16.Raytheon began performance on the 3-Lot Contract in or around March 2011, also pursuant to a UCA.

Raytheon’s Proposal for the 3-Lot Contract

17.Raytheon tracked the financial performance of the 4-Lot Contract through the use of Estimates at Completion (“EACs”), which Raytheon prepared quarterly and distributed internally to employees working on the 4-Lot and 3-Lot Contracts.2
18.Through the EAC process, Raytheon employees learned early in Raytheon’s performance that the 4-Lot Contract would cost significantly less for Raytheon to perform than what Raytheon had proposed and been awarded by the U.S. Army. Raytheon did not share the 4- Lot EACs with the U.S. Army during price negotiations for the 3-Lot Contract.
19.Notwithstanding the cost underruns, Raytheon Employee 1 proposed to the U.S. Army that Raytheon submit the 3-Lot proposal using a comparative pricing approach (“Comparative Pricing Approach”) that relied on the same cost and pricing data Raytheon used for the 4-Lot Contract proposal. Raytheon Employee 1 and other Raytheon employees told the United States that using the Comparative Pricing Approach would be more efficient than designing an entirely new proposal because the United States planned to award the 3-Lot Contract close in time to the proposal and award of the 4-Lot Contract. The Comparative Pricing Approach used the recent 4-Lot Contract proposal as a baseline for the 3-Lot Contract proposal. Raytheon then made limited adjustments to reflect that the 3-Lot Contract was for one less missile fire unit than the 4-Lot Contract and that there could be some efficiencies from the contracts being performed close in time.

2 Raytheon relied on EACs to track the performance and calculate the profitability of each contract, including the 4-Lot and 3-Lot Contracts, and to prepare Raytheon’s overall financial reporting. EACs represented the estimated total cost to complete a contract at any given point in time. The EACs were calculated by adding the actual costs to date for a contract to the estimated remaining cost to complete the contract.

20.On or about March 6, 2012, Raytheon Employee 1 submitted Raytheon’s 3-Lot proposal using the Comparative Pricing Approach. In submitting the proposal, Raytheon Employee 1 and other Raytheon employees did not disclose the significant cost underruns that they knew were occurring on the 4-Lot Contract performance and that were reflected in Raytheon’s internal EACs. Nor did the Comparative Pricing Approach account for the significant cost underruns.
21.In connection with the Comparative Pricing Approach proposal for the 3-Lot Contract, Raytheon Employee 1 sought a TINA Certificate waiver from the U.S. Army. This waiver would have allowed Raytheon to receive the contract without having to certify that the cost and pricing data in the 3-Lot Contract proposal was current, accurate, and complete, per TINA.
22.On or about August 15, 2012, the U.S. Army accepted Raytheon’s proposal to use the Comparative Pricing Approach in its bid but denied Raytheon’s request for a TINA Certificate waiver. The U.S. Army required Raytheon to submit a TINA Certificate certifying that its cost or pricing data was current, accurate, and complete at the conclusion of price negotiations for the 3-Lot Contract.
23.In order to move forward with price negotiations on the 3-Lot contract, Raytheon Employee 1 falsely certified in a TINA certificate that the “cost or pricing data . . . submitted . . . in support of [Partner-1] Patriot 4-Lot are accurate, complete, and current as of 12 October 2012.” Prior to providing the TINA Certificate, Raytheon employees, including Raytheon Employee 1, conducted a “TINA Sweep,” which was an internal Raytheon procedure that required the relevant Raytheon employees to confirm that the cost and pricing data provided to the government was still current, accurate, and complete, and, if not, to update the data and disclose the change to the government.
24.The TINA Certificate was false because, in fact, Raytheon continued to experience significant cost underruns on the 4-Lot Contract. For example, in the 4-Lot EAC for the Second Quarter of 2012, prepared in or around June 2012, Raytheon increased its booking rate on the 4-Lot Contract to nearly 25% of the total contract value. Raytheon had previously negotiated a roughly 15% profit rate with the government at contract award.
The False March 2013 TINA Certificate
25.On or about March 27, 2013, the U.S. Army and Raytheon agreed on a price of $618,920,129 for the 3-Lot Contract. Before awarding the final contract, the U.S. Army required Raytheon to provide an updated TINA Certificate certifying that Raytheon’s cost and pricing data was current, accurate and complete as of the date of contract agreement (March 27, 2013).
26.Raytheon Employee 1 and Raytheon Employee 2 pushed back against the United States’ request that Raytheon provide an updated TINA Certificate that certified the accuracy of the cost or pricing data as of March 27, 2013. Instead, they proposed a modified TINA Certificate that would re-certify that the data Raytheon provided was current, accurate, and complete as of October 12, 2012. This was the same date used on the prior, false TINA Certificate.
27.The U.S. Army refused to accept Raytheon’s modified TINA Certificate and insisted that Raytheon certify that the cost or pricing data provided was current, accurate, and complete as of March 27, 2013 (not October 12, 2012).
28.At the time, Raytheon employees involved in negotiations with the United States, including Raytheon Employee 1, Raytheon Employee 2, and Raytheon Employee 3, knew of the significant cost underruns on the 4-Lot Contract. In the 4-Lot EAC for the First Quarter of 2013, Raytheon again showed an increase in the profit rate. This time the profit rate increased to 31.77% of the total contract value.
29.Raytheon employees did not want to undertake another TINA Sweep to confirm the accuracy of the cost or pricing data. On or about March 26, 2013, a Raytheon employee sent an email to Raytheon Employee 2 noting that “[w]ithout the price agreement, we may be risked to start ‘fact finding’ and ‘negotiation’ which represent only bad news.”
30.On or about March 26, 2013, Raytheon legal counsel advised Raytheon Employee 1, Raytheon Employee 2, and other employees that they could not provide a TINA Certificate certifying to a date later than October 12, 2012 without performing another internal TINA Sweep.
31.Ultimately, in order to receive the contract award, Raytheon employees decided to provide a new TINA Certificate with an updated date, but without conducting an additional TINA Sweep. Raytheon Employee 1 refused to sign this new TINA Certificate. Instead, his supervisor, Raytheon Employee 2, agreed to sign the updated TINA Certificate.
32.Prior to providing the updated TINA Certificate, Raytheon Employee 2 consulted a Raytheon attorney, who advised Raytheon Employee 2 not to update the TINA Certificate without conducting an internal TINA Sweep. Given the significant cost underruns during Raytheon’s performance of the 4-Lot Contract, a TINA Sweep would have shown that Raytheon’s cost estimates for that contract were overstated and no longer an accurate comparison for the 3-Lot Proposal.
33.Despite the Raytheon attorney’s advice, Raytheon Employee 2 signed and provided a TINA Certificate for the 3-Lot Contract to the U.S. Army on or about March 29,

2013, without performing a TINA Sweep of the 4-Lot Contract data. In the TINA Certificate, Raytheon Employee 2 falsely and fraudulently attested that the cost or pricing data submitted in support of the 3-Lot Contract proposal was accurate, complete, and current as of March 27, 2013. In doing so, Raytheon Employee 2 intended, at least in part, to benefit Raytheon.
34.On or about March 29, 2013, Raytheon Employee 2’s supervisor, Raytheon Employee 3, emailed the U.S. Army falsely stating that he “had [his] team sweep the elements of the price analysis to insure they are current, accurate and complete” and that the “only” area of concern was the cost of the proposal itself, which had increased, but which Raytheon agreed to waive. Raytheon Employee 3 falsely reported to the U.S. Army that the costs increased due to the proposal, despite the fact that the Company’s costs to perform the 4-Lot Contract had actually decreased, resulting in a nearly 15% increase in its profit rate on the contract.
35.After providing the false TINA Certificate to the U.S. Army, Raytheon Employee 2 directed a subordinate to memorialize in an internal memorandum, which was not disclosed to the U.S. Army, Raytheon’s decision to provide the false March 29, 2013 TINA Certificate. The memorandum made clear that Raytheon Employee 2 and others did not conduct a new TINA Sweep.
36.As a result of Raytheon’s fraud in connection with the 3-Lot Contract negotiations, the U.S. Army agreed to a contract price that was fraudulently inflated by $100,131,000.

The FOS2 Contract Scheme

37.Between 2013 and 2017, Raytheon operated SRP for Partner-1 pursuant to a Cost- Plus Fixed Fee FMS contract known as “FOS1.” The U.S. Air Force awarded FOS1 to Raytheon for the benefit of Partner-1. In order to operate the radar, Raytheon employed individuals in

Partner-1’s capital, and at a remote radar site. Raytheon employees who maintained the radar lived at the radar site and were known as “maintainers.”
38.The conditions at the radar site were challenging. The location was inhabited by dangerous wildlife, and the site itself could only be reached by a treacherous road and was routinely impacted by severe weather. In order to recruit employees to the radar site, Raytheon paid maintainers lucrative incentives known as “emoluments” as part of their compensation agreements, which were called memoranda of understanding (“MOUs”).
Raytheon Bids FOS2 to the United States with the Lucrative Emoluments,
While Simultaneously Planning to Cut Those Emoluments and Book the Savings as Profit
39.Beginning in or around the spring of 2017, Raytheon employees started preparing a bid proposal for FOS2, a new contract with the U.S. Air Force for Raytheon to continue operating the radar after the expiration of FOS1 at the end of 2017.
40.As early as June 2017, while preparing the FOS2 proposal, Raytheon employees, including Raytheon Employee 4, began to evaluate potential reductions to the emoluments for the maintainers.
41.In or around the summer and early fall of 2017, Raytheon employees considered whether to incorporate emolument reductions into Raytheon’s proposal for the FOS2 contract. These reductions would have resulted in cost-savings to the United States if they had been included in the proposal.
42.At the same time, Raytheon Employee 4 identified potential emolument reductions as an “opportunity,” a term used at the company to designate ways in which costs could be decreased and profits increased during the performance of a contract. Potential opportunities – including one identified as “staffing efficiencies” – were listed in presentations circulated to Raytheon employees, including Raytheon Employee 5 and Raytheon Employee 5’s supervisor, as part of the proposal review in or around September 2017. Raytheon employees circulated drafts of a “Risks and Opportunities” spreadsheet that reflected evolving assessments of the “Probability Factor” of achieving these opportunities during FOS2. Certain of the spreadsheets included columns labeled “Revised Position (post [Employee 5])” and “Revised Position (post [Employee 5’s supervisor]).” The “staffing efficiencies” opportunity ultimately became the emolument cuts.
43.On or about September 25, 2017—in an email sent to more than three dozen Raytheon employees with the subject line, “Expectations for SRP FOS2”—Raytheon Employee 5 instructed, “This is being bid as an FFP, and all risks need to be bid in, and need to have adequate opportunities.”
44.Ultimately, Raytheon employees, including Raytheon Employee 4 and Raytheon Employee 5, decided to submit a proposal to the United States that included the emoluments at the lucrative FOS1 levels, which the company did on or about October 6, 2017. The proposal did not disclose the potential reductions to the emoluments that Raytheon employees had been discussing internally.
45.After submitting the FOS2 bid, Raytheon employees continued to plan for emolument reductions. For example, Raytheon employees had three “FOS2 MOU SHAPING” meetings, led by Raytheon Employee 4, in or around October and November 2017 at which they analyzed and identified reductions to the FOS2 emoluments.
46.On or about November 22, 2017, after Raytheon Employee 4 and others had identified emolument reductions for FOS2, Raytheon Employee 4 reported to her supervisor, Raytheon Employee 5, that she and another individual had “been working . . . on opportunities to reduce MOU impact on [FOS2]” but noted that the result of that effort would not be known until after the contract had been negotiated and the TINA Certificate completed. Accordingly, by in or around the end of November 2017—despite representing to the United States that Raytheon needed to fund the emoluments at FOS1 levels—Raytheon Employee 4 and others had developed a plan to reduce the emoluments paid to maintainers on the upcoming FOS2 contract, and to reallocate any savings over FOS2 funding levels to profit.
DCMA Recommends that the United States Reduce the Emoluments, but Raytheon Insists that FOS1-Level Emoluments are Essential to the Project’s Success
47.In or around November 2017, as part of the FOS2 negotiation process, the Defense Contract Management Agency (“DCMA”), which is part of the U.S. Department of Defense, conducted an audit of certain of the “highest dollar value / highest risk elements” of Raytheon’s FOS2 proposal. Among other things, DCMA found that certain emoluments Raytheon had proposed—including Difficulty to Staff Incentive Differential (“DSID”), Hardship, Per Diem, Completion Bonus, and Remote Site Bonus—were not supported by either Raytheon’s internal policies or by U.S. Department of State guidelines for overseas personnel. DCMA recommended approximately $19 million dollars in price reductions to the contract, including approximately $11 million in reductions to the emoluments alone. By the time DCMA made these audit findings, Raytheon employees, including Raytheon Employee 4, had internally already targeted several of these emoluments for reduction: Per Diem, Completion Bonus, and Remote Site Bonus.
48.In or around December 2017, Raytheon employees at the direction of Raytheon Employee 4, began drafting a response to the DCMA Audit Report. The response sought to convince the government of the need to continue funding the emoluments at the lucrative FOS1 levels (“Emolument Justification Memorandum”).

49.Both Raytheon Employee 4 and Raytheon Employee 5 provided substantive input to the Emolument Justification Memorandum. Raytheon Employee 5 wrote “Would like to add words of we bid just like ongoing successful FOS1 program that has become the expectation of the customer and end user for support. Can’t we add this?” With respect to the Per Diem and Completion Bonus, specifically, Raytheon Employee 5 wrote “state same as FOS1.” Raytheon Employee 4 responded that she “agreed” with Raytheon Employee 5 and implemented these edits, as well as other substantive edits about the need to minimize attrition, to the draft. Raytheon Employee 4 then sent the “final” draft to Raytheon Employee 5 and others. Raytheon Employee 5 responded, “I’m good with this.” She also wrote, “I reviewed, and you all did a fantastic job with the writeup. . . . I like saying right up front the comment that its just like FOS1 which is a successfully executed program.”
50.On or about December 9, 2017, Raytheon Employee 4 and another Raytheon employee submitted the Emolument Justification Memorandum to U.S. Air Force personnel. The Memorandum emphasized that maintaining the emoluments at FOS1 levels was necessary for the continued success of the SRP program, noting that the emoluments were bid “in the same way that the successful SRP FOS1 program is currently being executed and has become the expectation of the customer and end-user.” It explained that Raytheon had policy waivers for the SRP emoluments to “minimize personnel attrition and maintain the staff who have been through rigorous training to maintain and operate the [radar] with the required security clearances.”
51.The Emolument Justification Memorandum further defended each of the challenged emoluments. For example, in order to justify the remote site bonus, the Memorandum described “extreme weather events” and “treacherous narrow winding roads,” and included a picture of a tarantula with the caption “Watch What You Grab at the dorm” and a

picture of a hornet with the caption “Asian Giant Hornet/Tigerhead Bee-Fatality . . . .    ”. In or around December 12 through December 15, 2017, after submitting the Emolument Justification Memorandum, Raytheon employees, including Raytheon Employee 4 as the senior-most Raytheon employee present, met with U.S. Air Force representatives to continue negotiating the FOS2 contract in person. At the meetings, these Raytheon employees reiterated that the U.S. Air Force should fund the emoluments in the FOS2 contract at the lucrative FOS1 levels, consistent with the arguments put forth in the Emolument Justification Memorandum.
52.Throughout negotiations, Raytheon Employee 4 and Raytheon Employee 5 did not disclose that Raytheon Employee 4 and others had identified emolument reductions as a profit-generating “opportunity” and that Raytheon was planning to reduce the emoluments after the contract was awarded. Instead, Raytheon Employee 4 and Raytheon Employee 5 falsely and fraudulently argued to the United States that continuing to pay the emoluments to the maintainers at FOS1 levels was essential for the successful execution of FOS2 and that it was essential to avoid maintainer attrition. In doing so, Raytheon Employee 4 and Raytheon Employee 5 intended, at least in part, to benefit Raytheon.
53.The U.S. Air Force relied on Raytheon’s misrepresentations, including those made by Raytheon Employee 4 and Raytheon Employee 5, concerning the necessity of the emoluments, and, on or about December 15, 2017, agreed to a contract price for FOS2 that funded the FOS2 emoluments at FOS1 levels.
54.On or about December 22, 2017, Raytheon submitted a signed TINA Certificate to the U.S. Air Force, representing that “the cost and pricing data    submitted” as part of its proposal—including the emolument costs that had been bid at FOS1 levels—was “accurate, complete, and current as of 15 December 2017.” This certification was false because Raytheon did not disclose that Raytheon Employee 4 and others planned to reduce the emoluments post contract award and reallocate a portion of those funds as cost savings.
55.On or about December 29, 2017, the U.S. Air Force formally awarded the FOS2 contract to Raytheon and funded the emoluments at the lucrative FOS1 levels.
Raytheon Begins Emolument Reductions Immediately After the FOS2 Award
and Conceals the Reductions from the Air Force
56.After the U.S. Air Force awarded the FOS2 contract, Raytheon employees immediately began working to implement the reductions to maintainer emoluments that they had previously discussed at the MOU shaping meetings in the fall of 2017, consistent with the plan to cut emoluments after contract award.
57.On or about January 6, 2018—less than a week after contract award, and less than a month after arguing to the U.S. Air Force that the emoluments were necessary to the success of the radar program—Raytheon Employee 4 sent out an invitation for an internal meeting at Raytheon to address changes to the MOUs. In January and February 2018, Raytheon Employee 4 hosted several additional meetings regarding emolument reductions. The contemplated reductions mirrored the approximately $11 million in reductions that DCMA had proposed in December 2017—namely, reductions or elimination of DSID, Hardship, Per Diem, Completion Bonus, and Remote Site Bonus.
58.In a February 22, 2018 email, Raytheon Employee 4 justified these cuts to Raytheon employees as necessary “to align and comply with [Raytheon] imposed changes being applied to MOUs across all [Raytheon] business.” As noted above, however, just a few weeks earlier, Raytheon Employee 4 and others defended the emoluments to the United States as consistent with Raytheon policy. In fact, the decision to reduce emoluments was made in order to cut costs and increase profit.

59.In or around February 2018, Raytheon employees incorporated emolument reduction into the contract baseline, or budget, for FOS2, reducing the line item associated with maintainer compensation by 20%, or approximately $10.5 million.
60.In or around March and April 2018, Raytheon employees supporting the finance function on the program began working on “Gate 5,” a post-award review of the FOS2 contract performance and baseline with several Raytheon managers, including Raytheon Employee 4, Raytheon Employee 5, and their supervisor, a Raytheon executive. The Gate 5 review showed that FOS2’s profit rate had increased by over 5 percentage points in the three months since the contract was awarded, from the 13.9% negotiated with the U.S. Air Force in December 2017 to 19.7%. In an email on or about March 27, 2018, the SRP Business Manager observed that the profit increase was due, among other things, to “efficiencies in site deployment packages”—that is, the emolument reductions.
61.On or about May 10, 2018, Raytheon employees, including Raytheon Employee 4, traveled to Partner-1 to present the new, reduced emolument package to the maintainers.
62.During the presentation, Raytheon Employee 4 justified the changes with arguments that mirrored those made by DCMA during contract negotiations and contradicted Raytheon’s own representations to the government during those negotiations. These assertions to maintainers directly contradicted statements made to the U.S. Air Force during FOS2 negotiations and in the Emolument Justification Memorandum.
63.In or around June 2018, after Raytheon announced the new emolument packages, many maintainers left, or threatened to leave, their positions on FOS2 due to the emolument reductions. Faced with a staffing crisis, Raytheon agreed to increase or restore certain emoluments, a process that continued throughout 2018 and beyond and that ultimately resulted in the restoration of millions of dollars of emoluments that had been previously reduced or eliminated. Nevertheless, Raytheon never restored the emoluments to the levels the United States had awarded, allowing the company to retain millions of dollars in additional profit on the FOS2 contract.
64.During a quarterly review meeting on or about October 12, 2018, Raytheon Employee 4 informed U.S. Air Force officials responsible for administering the FOS2 contract about the radar site attrition. However, Raytheon Employee 4 failed to disclose that these emolument reductions were the primary reason for the employee departures. Instead, Raytheon Employee 4 falsely and fraudulently stated that the attrition was only due to retirement, health issues, and a desire to return home to their families, thereby concealing from the United States that Raytheon had cut emoluments despite demanding and receiving full funding for them on the basis of its contention that they could not be cut.
65.As a result of Raytheon’s fraud in connection with FOS2 negotiations and award, the U.S. Air Force agreed to a contract price for FOS2 that was fraudulently inflated by $11,072,009.

ATTACHMENT B

CERTIFICATE OF CORPORATE RESOLUTIONS FOR RAYTHEON COMPANY

WHEREAS, Raytheon Company (the “Company”) has been engaged in discussions with the United States Department of Justice, Criminal Division, Fraud Section (the “Fraud Section”) and the United States Attorney’s Office for the District of Massachusetts (the “Office”) regarding issues arising in relation to fraud in connection with the award of government contracts to Raytheon Company; and
WHEREAS, in order to resolve such discussions, it is proposed that the Company enter into a certain agreement with the Fraud Section and the Office; and
WHEREAS, the Company’s Vice President, General Counsel, and Secretary, Christopher McDavid, together with outside counsel for the Company, have advised the Board of Directors of the Company of its rights, possible defenses, the Sentencing Guidelines’ provisions, and the consequences of entering into such agreement with the Fraud Section and the Office;
Therefore, the Board of Directors has RESOLVED that:
1.The Company (a) acknowledges the filing of the two-count Information charging the Company with 18 United States Code Section 1031; (b) waives indictment on such charges and enters into a deferred prosecution agreement with the Fraud Section and the Office; (c) agrees to accept a monetary penalty against the Company totaling $146,787,972, and to pay such penalty to the United States Treasury with respect to the conduct described in the Information;
2.The Company accepts the terms and conditions of this Agreement, including, but not limited to, (a) a knowing waiver of its rights to a speedy trial pursuant to the Sixth Amendment to the United States Constitution, Title 18, United States Code, Section 3161, and Federal Rule of

Criminal Procedure 48(b); and (b) a knowing waiver for purposes of this Agreement and any charges by the United States arising out of the conduct described in the attached Statement of Facts of any objection with respect to venue and consents to the filing of the Information, as provided under the terms of this Agreement, in the United States District Court for the District of Massachusetts; and (c) a knowing waiver of any defenses based on the statute of limitations for any prosecution relating to the conduct described in the attached Statement of Facts or relating to conduct known to the Fraud Section and the Office prior to the date on which this Agreement was signed that is not time-barred by the applicable statute of limitations on the date of the signing of this Agreement;
3.The Vice President, General Counsel, and Secretary of Company, Christopher McDavid, is hereby authorized, empowered and directed, on behalf of the Company, to execute the Deferred Prosecution Agreement substantially in such form as reviewed by this Board of Directors at this meeting with such changes as the Vice President, General Counsel, and Secretary of Company, Christopher McDavid, may approve;
4.The Vice President, General Counsel, and Secretary of Company, Christopher McDavid, is hereby authorized, empowered and directed to take any and all actions as may be necessary or appropriate and to approve the forms, terms or provisions of any agreement or other documents as may be necessary or appropriate, to carry out and effectuate the purpose and intent of the foregoing resolutions; and to delegate in writing to one or more officers or employees of the Company the authority to approve the forms, terms and provisions of, and to execute, any such agreements or documents; and

5.All of the actions of the Vice President, General Counsel, and Secretary of Company, Christopher McDavid, which actions would have been authorized by the foregoing resolutions except that such actions were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved, and adopted as actions on behalf of the Company.

Date:	10/09/2024
		By:	/s/ CHRISTOPHER MCDAVID
CHRISTOPHER MCDAVID
Vice President, General Counsel, and Secretary
Raytheon Company

CERTIFICATE OF CORPORATE RESOLUTIONS FOR RTX CORPORATION

WHEREAS, RTX Corporation (“RTX”) has been engaged in discussions with and the United States Department of Justice, Criminal Division, Fraud Section (the “Fraud Section”) and the United States Attorney’s Office for the District of Massachusetts (the “Office”) regarding issues arising in relation to fraud in connection with the award of government contracts to Raytheon Company; and
WHEREAS, in order to resolve such discussions, it is proposed that RTX (on behalf of itself and the Company) agrees to certain terms and obligations of a deferred prosecution among Raytheon Company, the Fraud Section, and the Office (the “Agreement”); and
WHEREAS, RTX’s Executive Vice President and General Counsel, Ramsaran Maharajh, together with outside counsel for RTX, have advised the Board of Directors of RTX of its rights, possible defenses, the Sentencing Guidelines’ provisions, and the consequences of agreeing to such terms and obligations of the Agreement among Raytheon Company, the Fraud Section, and the Office;
Therefore, the Board of Directors has RESOLVED that:
1.RTX (a) acknowledges the filing of the two-count Information charging the Company with 18 United States Code Section 1031; (b) waives indictment on such charges and enters into a deferred prosecution agreement with the Fraud Section and the Office; (c) agrees to accept a monetary penalty against the Company totaling $146,787,972, and to cause to be paid such penalty to the United States Treasury with respect to the conduct described in the Information; and (d) agrees to pay restitution in the amount of $111,203,009, which will be satisfied by the payment of restitution in that amount to DOJ Civil;

2.RTX accepts the terms and conditions of this Agreement, including, but not limited to, (a) a knowing waiver of Raytheon Company’s rights to a speedy trial pursuant to the Sixth Amendment to the United States Constitution, Title 18, United States Code, Section 3161, and Federal Rule of Criminal Procedure 48(b); and (b) a knowing waiver for purposes of this Agreement and any charges by the United States arising out of the conduct described in the attached Statement of Facts of any objection with respect to venue and consents to the filing of the Information against Raytheon Company, as provided under the terms of this Agreement, in the United States District Court for the District of Massachusetts; and (c) a knowing waiver of any defenses based on the statute of limitations for any prosecution relating to the conduct described in the attached Statement of Facts or relating to conduct known to the Fraud Section and the Office prior to the date on which this Agreement was signed that is not time-barred by the applicable statute of limitations on the date of the signing of this Agreement;
3.The Executive Vice President and General Counsel of RTX, Ramsaran Maharajh, is hereby authorized, empowered and directed, on behalf of RTX, to execute the Deferred Prosecution Agreement substantially in such form as reviewed by this Board of Directors at this meeting with such changes as the Executive Vice President and General Counsel of RTX of Company, Ramsaran Maharajh, may approve;
4.The Executive Vice President and General Counsel of RTX, Ramsaran Maharajh, is hereby authorized, empowered and directed to take any and all actions as may be necessary or appropriate and to approve the forms, terms or provisions of any agreement or other documents as may be necessary or appropriate, to carry out and effectuate the purpose and intent of the foregoing resolutions; and to delegate in writing to one or more officers or employees of the Company the authority to approve the forms, terms and provisions of, and to execute, any such agreements or documents; and
5.All of the actions of the Executive Vice President and General Counsel of RTX, Ramsaran Maharajh. which actions would have been authorized by the foregoing resolutions except that such actions were taken prior to the adoption of such resolutions. are hereby severally ratified, confirmed, approved. and adopted as actions on behalf of RTX.

Date:	10/09/2024
		By:	/s/ EDWARD G. PERRAULT
EDWARD G. PERRAULT
Corporate Secretary
RTX Corporation

ATTACHMENT C
CORPORATE COMPLIANCE PROGRAM

In order to address any deficiencies in its internal controls, compliance code, policies, and procedures regarding Raytheon Company’s (the “Company”) compliance with the U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as the Truth in Negotiations Act (“TINA”), 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, the Company and its corporate parent, RTX Corporation (“RTX”), agree to continue to conduct, in a manner consistent with all of their obligations under this Agreement, appropriate reviews of the Company’s existing internal controls, policies, and procedures.
Where necessary and appropriate, RTX or the Company agree to modify the Company’s compliance program, including internal controls, compliance policies, and procedures in order to ensure that it maintains a rigorous compliance program that incorporates relevant internal controls, as well as policies and procedures designed to effectively detect and deter violations of U.S. anti- fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508. At a minimum, this should include, but not be limited to, the following elements to the extent they are not already part of the Company’s existing internal controls, compliance code, policies, and procedures:
Commitment to Compliance
1.The Company will ensure that its directors and senior management provide strong, explicit, and visible support and commitment to compliance with its corporate policy against violations of U.S. anti-fraud laws, the Truthful Cost or Pricing Data Act, formerly known as TINA,

10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, its compliance policies, and the Code of Conduct, and demonstrate rigorous support for compliance principles via their actions and words.
2.The Company will ensure that mid-level management throughout its organization reinforce leadership’s commitment to compliance policies and principles and encourage employees to abide by them. The Company will create and foster a culture of ethics and compliance with the law in their day-to-day operations at all levels of the Company.
Periodic Risk Assessment and Review
3.The Company will implement a risk management process to identify, analyze, and address the individual circumstances of the Company.
4.On the basis of its periodic risk assessment, the Company shall take appropriate steps to design, implement, or modify each element of its compliance program to reduce the risk of violations of U.S. anti-fraud laws, the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, its compliance policies, and the Code of Conduct.
Policies and Procedures
5.The Company will develop and promulgate a clearly articulated and visible corporate policy against violations of U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, which shall be memorialized in a written compliance policy or policies.
6.The Company will develop and promulgate compliance policies and procedures designed to reduce the prospect of violations of U.S. anti-fraud laws, and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508

and the Company, will take appropriate measures to encourage and support the observance of such policies and procedures by personnel at all levels of the Company. These U.S. anti-fraud laws, and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, policies and procedures shall apply to all directors, officers, and employees and, where necessary and appropriate, outside parties acting on behalf of the Company, including all agents and business partners. The Company shall notify all employees that compliance with the policies and procedures is the duty of individuals at all levels of the Company.
7.The Company will ensure that it has a system of financial and accounting procedures, including a system of internal controls, reasonably designed to ensure the prevention and detection of violations of U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508.
8.The Company shall review its U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, compliance policies and procedures as necessary to address changing and emerging risks and update them as appropriate to ensure their continued effectiveness, taking into account relevant developments in the field and evolving international and industry standards.
Independent, Autonomous, and Empowered Oversight
9.The Company will assign responsibility to one or more senior corporate executives of the Company for the implementation and oversight of the Company’s compliance policies and procedures regarding U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508. Such corporate official(s) shall have the authority to report directly to independent monitoring bodies, including internal audit, RTX’s Board of Directors, or any appropriate committee of RTX’s Board of Directors, and shall have an adequate level of autonomy from management as well as sufficient resources, authority, and support from senior leadership to maintain such autonomy.
Training and Guidance
10.The Company will implement mechanisms designed to ensure that the Code of Conduct and compliance policies and procedures regarding U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501- 3508, are effectively communicated to all directors, officers, employees, and, where necessary and appropriate, agents and business partners. These mechanisms shall include: (a) periodic training for all directors and officers, all employees in positions of leadership or trust, positions that require such training (e.g., internal audit, sales, legal, compliance, finance), or positions that otherwise pose an anti-fraud or a Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508 risk to the Company, and, where necessary and appropriate, agents and business partners; (b) corresponding certifications by all such directors, officers, employees and agents and business partners, certifying compliance with the training requirements; and (c) metrics for measuring knowledge retention and effectiveness of the training. The Company will conduct training in a manner tailored to the audience’s size, sophistication, or subject matter expertise and, where appropriate, will discuss prior compliance incidents.
11.The Company will maintain, or where necessary establish, an effective system for providing guidance and advice to directors, officers, employees, and, where necessary and appropriate, agents and business partners, on complying with the Company’s compliance policies and procedures regarding U.S. anti-fraud laws, and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, including when they need advice on an urgent basis or in any foreign jurisdiction in which the Company operates.
Confidential Reporting Structure and Investigation of Misconduct
12.The Company will maintain, or where necessary establish, an effective system for internal and, where possible, confidential reporting by, and protection of, directors, officers, employees, and, where appropriate, agents and business partners concerning violations of the Code of Conduct or anti-fraud and Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508 compliance policies and procedures and protection of directors, officers, employees, and, where appropriate, agents and business partners who make such reports. To ensure effectiveness, the Company commits to following applicable anti-retaliation and whistleblower protection laws, and to appropriately training employees on such laws.
13.The Company will maintain, or where necessary establish, an effective and reliable process with sufficient resources for responding to, investigating, and documenting allegations of violations of U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, or the Company’s compliance policies and procedures regarding the same.
Compensation Structures and Consequence Management
14.The Company will implement clear mechanisms to incentivize behavior amongst all directors, officers, employees, and, where necessary and appropriate, parties acting on behalf of the Company that comply with its corporate policy against violations of U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41

U.S.C. §§ 3501-3508, its compliance policies, and the Code of Conduct. These incentives shall include, but shall not be limited to, the implementation of criteria related to compliance in the Company’s compensation and bonus system.
15.The Company will institute appropriate disciplinary procedures to address, among other things, violations of the U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508 and the Code of Conduct and compliance policies and procedures regarding U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501- 3508, by the Company’s directors, officers, and employees. Such procedures should be applied consistently and fairly, regardless of the position held by, or perceived importance of, the director, officer, or employee. The Company shall implement procedures to ensure that where misconduct is discovered, reasonable steps are taken to remedy the harm resulting from such misconduct, and to ensure that appropriate steps are taken to prevent further similar misconduct, including assessing the internal controls, Code of Conduct, and compliance policies and procedures and making modifications necessary to ensure the overall U.S. anti-fraud and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, compliance program is effective.
Third-Party Management
16.The Company will institute appropriate risk-based due diligence and compliance requirements pertaining to the retention and oversight of all agents and business partners, including:

a.properly documenting due diligence pertaining to the hiring and appropriate and regular oversight of agents and business partners;
b.informing agents and business partners of the Company’s commitment to abiding by U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, and of the Code of Conduct and compliance policies and procedures regarding the same; and
c.seeking a reciprocal commitment from agents and business partners.
17.Where necessary and appropriate, the Company will include standard provisions in agreements, contracts, and renewals thereof with all agents and business partners that are reasonably calculated to prevent violations of the U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, which may, depending upon the circumstances, include: (a) representations and undertakings relating to compliance with U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508; (b) rights to conduct audits of the books and records of the agent or business partner to ensure compliance with the foregoing; and (c) rights to terminate an agent or business partner as a result of any breach of The Major Fraud Against the United States Act, 18 U.S.C. § 1031, and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, the Code of Conduct or compliance policies, or procedures, or the representations and undertakings related to such matters.

Mergers and Acquisitions

18.The Company will develop and implement policies and procedures for mergers and acquisitions requiring that the Company conduct appropriate risk-based due diligence on potential new business entities, including appropriate due diligence regarding U.S. anti-fraud laws, and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, by legal, accounting, and compliance personnel.
19.The Company will ensure that the Code of Conduct and compliance policies and procedures regarding U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, apply as quickly as is practicable to newly acquired businesses or entities merged with the Company and will promptly:
a.train the directors, officers, employees, agents, and business partners consistent with Paragraph 10 above on the U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, and the Company’s compliance policies and procedures regarding the same;
b.where warranted, conduct an audit of all newly acquired or merged businesses as quickly as practicable concerning their compliance with U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41
U.S.C. §§ 3501-3508; and

c.where warranted, establish a plan to integrate the acquired businesses or entities into the Company’s enterprise resource planning systems as quickly as practicable.

Monitoring and Testing

20.The Company will conduct periodic reviews and testing of all elements of its compliance program to evaluate and improve their effectiveness in preventing and detecting violations of U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, and the Code of Conduct and compliance policies and procedures regarding the same, taking into account relevant developments in the field and evolving international and industry standards.
21.The Company will ensure that the testing or audit function is accountable to senior management, is independent of the audited activities and functions, and has sufficient authority, skills, expertise, resources, and authority within the organization.
22.The Company will ensure that compliance and control personnel have sufficient direct or indirect access to relevant sources of data to allow for timely and effective monitoring and/or testing of transactions.
Analysis and Remediation of Misconduct

23.The Company will conduct a root cause analysis of misconduct, including prior misconduct, to identify any systemic issues and/or any control failures. The Company will timely and appropriately remediate the root causes of misconduct. The Company will ensure that root causes, including systemic issues and controls failures, and relevant remediation are shared with management as appropriate.

ATTACHMENT D

INDEPENDENT COMPLIANCE MONITOR

The duties and authority of the Independent Compliance Monitor (the “Monitor”), and the obligations of Raytheon Company (the “Company”), on behalf of itself and its subsidiaries and controlled affiliates, and RTX Corporation (“RTX”) (together, the “Companies”), with respect to the Monitor, United States Department of Justice, Criminal Division, Fraud Section (the “Fraud Section”) and the United States Attorney’s Office for the District of Massachusetts (the “Office”) are as described below:
1.The Company will retain the Monitor for a period of three years (the “Term of the Monitorship”), unless either the extension or early termination provision of Paragraph 3 of the Deferred Prosecution Agreement (the “Agreement”) is triggered.
Monitor’s Mandate
2.The Monitor’s primary responsibility is to assess and monitor the Companies’ compliance with the terms of the Agreement, including the Corporate Compliance Program in Attachment C, to specifically address and reduce the risk of any recurrence of the Company’s misconduct. The Monitor’s mandate does not extend to the subsidiaries, affiliates, divisions, or businesses of RTX other than the Company and the Company’s subsidiaries and affiliates. During the Term of the Monitorship, the Monitor will evaluate, in the manner set forth below, the effectiveness of the internal controls, compliance policies and procedures of the Company as they relate to the Company’s current and ongoing compliance with U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as the Truth in Negotiations Act (“TINA”), 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, and take such reasonable steps as, in his or her view, may be necessary to fulfill the foregoing mandate (the “Mandate”). This Mandate shall include an assessment of the RTX’s and the Company’s Boards of Directors’ and senior management’s commitment to, and effective implementation of, the corporate compliance program described in Attachment C of the Agreement.
Companies’ Obligations

3.The Companies shall cooperate fully with the Monitor, and the Monitor shall have the authority to take such reasonable steps as, in his or her view, may be necessary to be fully informed about the Company’s compliance program in accordance with the principles set forth herein and subject to applicable law, including applicable data protection and labor laws and regulations. To that end, the Companies shall: facilitate the Monitor’s access to the Companies’ documents and resources; not limit such access, except as provided in Paragraphs 5-6; and provide guidance on applicable local law (such as relevant data protection and labor laws). The Companies shall provide the Monitor with access to all information, documents, records, facilities, and employees, as reasonably requested by the Monitor, that fall within the scope of the Mandate of the Monitor under the Agreement. The Companies shall use their best efforts to provide the Monitor with access to the Companies’ former employees and to their third-party vendors, agents, and consultants (collectively, “agents and business partners”), as reasonably requested by the Monitor, that fall within the scope of the Mandate of the Monitor under the Agreement. The Company shall inform agents and business partners of this obligation. Fees and costs associated with the Monitorship shall be expressly unallowable costs for Government contract accounting purposes.
4.Any disclosure by the Companies to the Monitor concerning potential violations of the U.S. anti-fraud laws shall not relieve RTX or the Company of any otherwise applicable obligation to truthfully disclose such matters to the Fraud Section and the Office, pursuant to the Agreement.
Withholding Access
5.The parties agree that no attorney-client relationship shall be formed between the Companies and the Monitor. In the event that the Companies seek to withhold from the Monitor access to information, documents, records, facilities, or current or former employees of the Companies that may be subject to a claim of attorney-client privilege or to the attorney work- product doctrine, or where the Companies reasonably believe production would otherwise be inconsistent with applicable law, the Companies shall work cooperatively with the Monitor to resolve the matter to the satisfaction of the Monitor.
6.If the matter cannot be resolved, at the request of the Monitor, the Companies shall promptly provide written notice to the Monitor, the Fraud Section, and the Office. Such notice shall include a general description of the nature of the information, documents, records, facilities, or current or former employees that are being withheld, as well as the legal basis for withholding access. The Fraud Section and the Office may then consider whether to make a further request for access to such information, documents, records, facilities, or employees. Any such request would be made pursuant to the cooperation provisions set forth in Paragraph 5 of the Agreement.
Monitor’s Coordination with the
Companies and Review Methodology
7.In carrying out the Mandate, to the extent appropriate under the circumstances, the Monitor should coordinate with the Companies’ personnel, including in-house counsel, compliance personnel, and internal auditors, on an ongoing basis. The Monitor may rely on the product of the Companies’ processes, such as the results of studies, reviews, sampling and testing methodologies, audits, and analyses conducted by or on behalf of the Companies, as well as the Companies’ internal resources (e.g., legal, compliance, and internal audit), which can assist the Monitor in carrying out the Mandate through increased efficiency and Company/RTX- specific expertise, provided that the Monitor has confidence in the quality of those resources.
8.The Monitor’s reviews should use a risk-based approach, and thus, the Monitor is not expected to conduct a comprehensive review of all business lines, all business activities, or all markets. In carrying out the Mandate, the Monitor should consider, for instance, risks presented by: (a) the industries in which the Company operates; (b) the nature of the Companies’ customers and business partners; (c) current and future business opportunities and transactions; (c) financial reporting obligations; and (d) business interactions with government officials, including the amount of government regulation and oversight of the Company in conducting its business affairs.
9.In undertaking the reviews to carry out the Mandate, the Monitor shall formulate conclusions based on, among other things: (a) inspection of relevant documents, including the Companies’ current policies and procedures governing compliance with U.S. anti-fraud laws and the Truth in Negotiations Act; (b) on-site observation of selected systems and procedures of the Company at sample sites, including internal controls, record-keeping, and internal audit procedures; (c) meetings with, and interviews of, relevant current and, where appropriate, former directors, officers, employees, business partners, agents, and other persons at mutually convenient times and places; and (d) analyses, studies, and testing of the Company’s compliance program.

Monitor’s Written Work Plans

10.To carry out the Mandate, during the Term of the Monitorship, the Monitor shall conduct an initial (“first”) review and prepare a first report, followed by at least two follow-up reviews and reports as described in Paragraphs 16-19 below. With respect to the first report, after consultation with the Companies, the Fraud Section, and the Office, the Monitor shall prepare the first written work plan within sixty (60) calendar days of being retained, and the Companies, the Fraud Section, and the Office shall provide comments within thirty (30) calendar days after receipt of the written work plan. With respect to each follow-up report, after consultation with the Companies, the Fraud Section, and the Office, the Monitor shall prepare a written work plan at least thirty (30) calendar days prior to commencing a review, and the Companies, the Fraud Section, and the Office shall provide comments within twenty (20) calendar days after receipt of the written work plan. Any disputes between the Companies and the Monitor with respect to any written work plan shall be decided by the Fraud Section and the Office in their sole discretion.
11.All written work plans shall identify with reasonable specificity the activities the Monitor plans to undertake in execution of the Mandate, including a written request for documents. The Monitor’s work plan for the first review shall include such steps as are reasonably necessary to conduct an effective first review in accordance with the Mandate, including by developing an understanding, to the extent the Monitor deems appropriate, of the facts and circumstances surrounding any violations that may have occurred before the date of the Agreement. In developing such understanding, the Monitor is to rely, to the extent possible, on available information and documents provided by the Companies. It is not intended that the

Monitor will conduct his or her own inquiry into the historical events that gave rise to the Agreement.
First Review
12.The first review shall commence no later than one hundred twenty (120) calendar days from the date of the engagement of the Monitor (unless otherwise agreed by the Companies, the Monitor, the Fraud Section, and the Office). The Monitor shall issue a written report within one hundred fifty calendar (150) days of commencing the first review, setting forth the Monitor’s assessment and, if necessary, making recommendations reasonably designed to improve the effectiveness of the Company’s program for ensuring compliance with U.S. anti-fraud laws and Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508. The Monitor should consult with the Companies concerning his or her findings and recommendations on an ongoing basis and should consider the Companies’ comments and input to the extent the Monitor deems appropriate. The Monitor may also choose to share a draft of his or her reports with RTX or the Company prior to finalizing them. The Monitor’s reports need not recite or describe comprehensively the Company’s history or compliance policies, procedures and practices. Rather, the reports should focus on areas the Monitor has identified as requiring recommendations for improvement or which the Monitor otherwise concludes merit particular attention. The Monitor shall provide the report to the Boards of Directors of the Companies and contemporaneously transmit copies to
Deputy Chief – MIMF Unit
Deputy Chief – CECP Unit
Criminal Division, Fraud Section
U.S. Department of Justice 1400
New York Avenue N.W.
Bond Building, Third Floor
Washington, D.C. 20005

Chief, Securities, Financial and Cyber Fraud Unit
U.S. Attorney’s Office
District of Massachusetts
John Joseph Moakley United States Federal Courthouse
1 Courthouse Way, Suite 9200
Boston, MA 02210

After consultation with the Companies, the Monitor may extend the time period for issuance of the first report for a brief period of time with prior written approval of the Fraud Section and the Office.
13.Within one hundred fifty (150) calendar days after receiving the Monitor’s first report, the Companies shall adopt and implement all recommendations in the report. If RTX or the Company considers any recommendations unduly burdensome, inconsistent with applicable law or regulation, impractical, excessively expensive, or otherwise inadvisable, they must notify the Monitor, the Fraud Section, and the Office of any such recommendations in writing within sixty (60) calendar days of receiving the report. The Companies need not adopt those recommendations within the one hundred fifty (150) calendar days of receiving the report but shall propose in writing to the Monitor, the Fraud Section, and the Office an alternative policy, procedure, or system designed to achieve the same objective or purpose. As to any recommendation on which the Companies and the Monitor do not agree, such parties shall attempt in good faith to reach an agreement within forty-five (45) calendar days after the Company or RTX serves the written notice.
14.In the event the Companies and the Monitor are unable to agree on an acceptable alternative proposal, RTX or the Company shall promptly consult with the Fraud Section and the Office. The Fraud Section and the Office may consider the Monitor’s recommendation and the Companies’ reasons for not adopting the recommendation in determining whether the Companies have fully complied with their obligations under the Agreement. Pending such determination, the Companies shall not be required to implement any contested recommendation(s).
15.With respect to any recommendation that the Monitor determines cannot reasonably be implemented within one hundred fifty (150) calendar days after receiving the report, the Monitor may extend the time period for implementation with prior written approval of the Fraud Section and the Office.
Follow-Up Reviews
16.A follow-up review shall commence no later than one hundred and eighty (180) calendar days after the issuance of the first report (unless otherwise agreed by the Companies, the Monitor, the Fraud Section, and the Office). The Monitor shall issue a written follow-up (“second”) report within one hundred twenty (120) calendar days of commencing the second review, setting forth the Monitor’s assessment and, if necessary, making recommendations in the same fashion as set forth in Paragraph 12 with respect to the first review. After consultation with the Companies, the Monitor may extend the time period for issuance of the second report for a brief period of time with prior written approval of t the Fraud Section and the Office.
17.Within one hundred twenty (120) calendar days after receiving the Monitor’s second report, the Companies shall adopt and implement all recommendations in the report, unless, within thirty (30) calendar days after receiving the report, the Companies notify in writing the Monitor, the Fraud Section, and the Office concerning any recommendations that the Companies consider unduly burdensome, inconsistent with applicable law or regulation, impractical, excessively expensive, or otherwise inadvisable. With respect to any such recommendation, the Companies need not adopt that recommendation within the one hundred twenty (120) calendar days of receiving the report but shall propose in writing to the Monitor, the Fraud Section, and the Office an alternative policy, procedure, or system designed to achieve the same objective or purpose. As to any recommendation on which the Companies and the Monitor do not agree, such parties shall attempt in good faith to reach an agreement within thirty (30) calendar days after the Companies serve the written notice.
18.In the event the Companies and the Monitor are unable to agree on an acceptable alternative proposal, the Companies shall promptly consult with the Fraud Section and the Office. The Fraud Section and the Office may consider the Monitor’s recommendation and the Companies’ reasons for not adopting the recommendation in determining whether the Companies have fully complied with their obligations under the Agreement. Pending such determination, the Companies shall not be required to implement any contested recommendation(s).
19.With respect to any recommendation that the Monitor determines cannot reasonably be implemented within one hundred twenty (120) calendar days after receiving the report, the Monitor may extend the time period for implementation with prior written approval of the Fraud Section and the Office.
20.The Monitor shall undertake a second follow-up (“third”) review not later than one hundred fifty (150) days after the issuance of the second report (unless otherwise agreed by the Companies, the Monitor, and the Offices). The Monitor shall issue a third report within one hundred and twenty (120) days of commencing the review, and recommendations shall follow the same procedures described in Paragraphs 16-18. Following the third review, the Monitor shall certify whether the Company’s Corporate Compliance Program, including its policies, procedures, and internal controls, is reasonably designed and implemented to prevent and detect violations of U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as

TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508. The final review and report shall be completed and delivered to the Fraud Section and the Office no later than thirty (30) days before the end of the Term. If, by the third review, the Monitor assesses that the Company’s Corporate Compliance Program is not reasonably designed and implemented to prevent and detect violations of the U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508, the Fraud Section and the Office may, in their sole discretion, declare a breach or extension of the Agreement or the Monitorship.
Monitor’s Discovery of Potential or Actual Misconduct

21. (a)    Except as set forth below in sub-paragraphs (b), (c) and (d), should the Monitor discover during the course of his or her engagement that any director, officer, employee, agent, third-party vendor, or consultant of the Company may have engaged in unlawful activity in violation of U.S. anti-fraud laws or the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508 (“Potential Misconduct”), the Monitor shall immediately report the Potential Misconduct to RTX’s or the Company’s General Counsel, Chief Compliance Officer, and/or Audit Committee for further action, unless the Potential Misconduct was already so disclosed. The Monitor also may report Potential Misconduct to the Fraud Section and the Office at any time, and shall report Potential Misconduct to the Fraud Section and the Office when it requests the information.
(b)In some instances, the Monitor should immediately report Potential Misconduct directly to the Fraud Section and the Office and not to the Company. The presence of any of the following factors militates in favor of reporting Potential Misconduct directly to the Fraud Section and the Office and not to the Company, namely, where the Potential Misconduct:
(1) poses a risk to U.S. national security, public health or safety or the environment; (2) involves senior management of the Company; (3) involves obstruction of justice; or (4) otherwise poses a substantial risk of harm.
(c)If the Monitor believes that any Potential Misconduct has occurred or may constitute a criminal or regulatory violation (“Actual Misconduct”), the Monitor shall immediately report the Actual Misconduct to the Fraud Section and the Office. When the Monitor discovers Actual Misconduct, the Monitor shall disclose the Actual Misconduct solely to the Fraud Section and the Office, and, in such cases, disclosure of the Actual Misconduct to the General Counsel, Chief Compliance Officer, and/or the Audit Committee of the Company should occur as the Fraud Section and the Office and the Monitor deem appropriate under the circumstances.
(d)The Monitor shall address in his or her reports the appropriateness of the Company’s response to disclosed Potential Misconduct or Actual Misconduct, whether previously disclosed to the Fraud Section and the Office or not.
(e)Further, if the Companies or any entity or person working directly or indirectly for or on behalf of the Companies withholds information necessary for the performance of the Monitor’s responsibilities and the Monitor believes that such withholding is without just cause, the Monitor shall also immediately disclose that fact to the Fraud Section and the Office and address the Companies’ failure to disclose the necessary information in his or her reports.
(f)Neither the Companies nor anyone acting on their behalf shall take any action to retaliate against the Monitor for any such disclosures or for any other reason.

Meetings During Pendency of Monitorship

22.The Monitor shall meet with the Fraud Section and the Office within thirty (30) calendar days after providing each report to the Fraud Section and the Office to discuss the report, to be followed by a meeting between the Fraud Section, the Office, the Monitor, and the Companies.
23.At least annually, and more frequently if appropriate, representatives from the Companies and the Fraud Section and the Office will meet to discuss the monitorship and any suggestions, comments, or improvements the Companies may wish to discuss with or propose to the Fraud Section and the Office, including with respect to the scope or costs of the monitorship.
Contemplated Confidentiality of Monitor’s Reports
24.The reports will likely include proprietary, financial, confidential, and competitive business information. Moreover, public disclosure of the reports could discourage cooperation, or impede pending or potential government investigations and thus undermine the objectives of the monitorship. For these reasons, among others, the reports and the contents thereof are intended to remain and shall remain non-public, except as otherwise agreed to by the parties in writing, or except to the extent that the Fraud Section and the Office determine in their sole discretion that disclosure would be in furtherance of the Fraud Section and the Office’s discharge of their duties and responsibilities or is otherwise required by law.

ATTACHMENT E
CERTIFICATION

To:    United States Department of Justice
Criminal Division, Fraud Section
Attention: Chief of the Fraud Section

United States Attorney’s Office
District of Massachusetts
Attention: United States Attorney for the District of Massachusetts

Re:    Deferred Prosecution Agreement Disclosure Certification

The undersigned certify, pursuant to Paragraph 6 of the deferred prosecution agreement (“the Agreement”) filed on Ocotber 16, 2024 in the United States District Court for the District of Massachusetts, by and between the United States of America and Raytheon Company (the “Company”), that undersigned are aware of the Company’s disclosure obligations under Paragraph 6 of the Agreement, and that the Company has disclosed to the United States Department of Justice, Criminal Division, Fraud Section (the “Fraud Section”) and the United States Attorney’s Office for the District of Massachusetts (the “Office”) (collectively, the “Offices”) any and all evidence or allegations of conduct required pursuant to Paragraph 6 of the Agreement, which includes evidence or allegations of any violation of U.S. anti-fraud laws or the Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508 (“Disclosable Information”). This obligation to disclose information extends to any and all Disclosable Information that has been identified through the Company’s compliance and controls program, whistleblower channel, internal audit reports, due diligence procedures, investigation process, or other processes. The undersigned further acknowledge and agree that the reporting

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requirements contained in Paragraph 6 and the representations contained in this certification constitute a significant and important component of the Agreement and of the Offices’ determination whether the Company has satisfied its obligations under the Agreement.
The undersigned hereby certify that they are the President and the Chief Financial Officer of the Company, respectively, and that each has been duly authorized by the Company to sign this Certification on behalf of the Company.
This Certification shall constitute a material statement and representation by the undersigned and by, on behalf of, and for the benefit of, the Company to the executive branch of the United States for purposes of 18 U.S.C. § 1001, and such material statement and representation shall be deemed to have been made in the District of Massachusetts. This Certification shall also constitute a record, document, or tangible object in connection with a matter within the jurisdiction of a department and agency of the United States for purposes of 18 U.S.C. § 1519, and such record, document, or tangible object shall be deemed to have been made in the District of Massachusetts.

Date:	Name (Printed):

Name (Signed):
President
Raytheon Company

Date:	Name (Printed):

Name (Signed):
Chief Financial Officer
Raytheon Company

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ATTACHMENT F

COMPLIANCE CERTIFICATION

To:    United States Department of Justice
Criminal Division, Fraud Section
Attention: Chief of the Fraud Section

United States Attorney’s Office
District of Massachusetts
Attention: United States Attorney for the District of Massachusetts

Re:    Deferred Prosecution Agreement Certification

The undersigned certify, pursuant to Paragraph 12 of the Deferred Prosecution Agreement filed on October 16, 2024, in the United States District Court for the District of Massachusetts, by and between the United States of America and Raytheon Company (the “Company”) (the “Agreement”), that the undersigned are aware of the Company’s compliance obligations under Paragraphs 12 and 13 of the Agreement, and that, based on the undersigned’s review and understanding of the Company’s anti-fraud and Truthful Cost or Pricing Data Act, formerly known as the Truth in Negotiations Act (“TINA”), 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508 compliance program, the Company has implemented an anti-fraud and Truthful Cost or Pricing Data Act, formerly known as TINA, 10 U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508 compliance program that meets the requirements set forth in Attachment C to the Agreement. The undersigned certifies that such compliance program is reasonably designed to detect and prevent violations of
U.S. anti-fraud laws and the Truthful Cost or Pricing Data Act, formerly known as TINA, 10

U.S.C. §§ 3701-3708; 41 U.S.C. §§ 3501-3508 throughout the Company’s operations.
The undersigned hereby certify that they are respectively the President of the Company and the Chief Compliance Officer of the Company and the Chief Executive Officer and Chief Compliance Officer of RTX and that each has been duly authorized by the Company and RTX,

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respectively, to sign this Certification on behalf of the Company and RTX.
This Certification shall constitute a material statement and representation by the undersigned and by, on behalf of, and for the benefit of, the Company and RTX to the executive branch of the United States for purposes of 18 U.S.C. § 1001, and such material statement and representation shall be deemed to have been made in the District of Massachusetts. This Certification shall also constitute a record, document, or tangible object in connection with a matter within the jurisdiction of a department and agency of the United States for purposes of 18 U.S.C. § 1519, and such record, document, or tangible object shall be deemed to have been made in the District of Massachusetts.

Date:	Name (Printed):

Name (Signed):
President
Raytheon Company

Date:	Name (Printed):

Name (Signed):
Chief Compliance Officer
Raytheon Company

Date:	Name (Printed):

Name (Signed):
Chief Executive Officer
RTX

Date:	Name (Printed):

Name (Signed):
Chief Compliance Officer
RTX

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